As filed with the Securities and Exchange Commission on April 9, 2002
         Securities Act File No. 333-65708; Exchange Act File No. 27321


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               Amendment No. 3 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          VISTA EXPLORATION CORPORATION
                       formerly known as Bail Corporation
             (Exact name of registrant as specified in its charter)

                                    Colorado
                         (State or other jurisdiction of
                         incorporation or organization)

             1311                                          84-1493152
(Primary Standard Industrial                   (IRS Employer Identification No.)
 Classification Code Number)

                                  11952 Farley
                            Shawnee Mission, KS 66213
                                 (913) 814-8313
          (Address and telephone number of principal executive offices and principal place of business)

                              Charles A. Ross, Sr.
                     11952 Farley, Shawnee Mission, KS 66213
                                 (913) 814-8313
            (Name, address and telephone number of agent for service)

                          Copies of Communications to:
                                Roger V. Davidson
                    Ballard, Spahr, Andrews & Ingersoll, LLP
              1225 17th Street, Suite 2300, Denver, Colorado 80202
                                 (303) 292-2400

     Approximate date of commencement of proposed sale to public: as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following bFox. [ ]



                         CALCULATION OF REGISTRATION FEE

-------------------------- ----------------------- ----------------------- ------------------------ ------------------

                                                      Proposed Maximum        Proposed Maximum      Amount of
Title of Securities to     Amount to be              Offering Price per      Aggregate Offering     Registration
Be Registered              Registered(1)                  Share(2)                  Price           Fee(3)
-------------------------- ----------------------- ----------------------- ------------------------ ------------------
Common stock, no par       1,440,000 shares        $0.10                   $144,000                     $36(4)
value
-------------------------- ----------------------- ----------------------- ------------------------ ------------------

(1) This registration statement covers an additional indeterminate number of shares of the Registrant's common stock which may be issued in accordance with Rule 416.

(2) For purpose of computing the registration fee in accordance with Rule 457(c), the price shown is based upon the price of $0.10 per share, which is the price at which the selling shareholders will sell their shares until the Registrant's shares are quoted on the OTC Bulletin Board. The Registrant's common stock is not currently listed or quoted on any quotation medium.

(3) Calculated under Section 6(b) of the Securities Act as $.000250 of the aggregate offering price.

(4) $90 was previously paid upon the initial filing of this Registration Statement, calculated using an estimated offering price of $0.25 per share which was based on the then-most-recent sale price received by the Registrant for shares of its common stock.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                  Subject to Completion - - Dated April 9, 2002
        ----------------------------------------------------------------


                                   PROSPECTUS

                          Vista Exploration Corporation

                        1,440,000 Shares of Common Stock


     This is our initial public offering. We are registering 1,440,000 shares of our common stock, all of which are being offered by the shareholders listed under the heading "Selling Security Holders." We will not receive any of the proceeds from the sales of the shares of common stock by the selling shareholders. The selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to have our common stock quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service.

     Our proposed trading symbol on the OTC Bulletin Board is "____."

     There are certain risks involved with the ownership of our common stock, including risks related to our new business and the market for our common stock. (See "Risk Factors" beginning on page 2.)

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.






                 The date of this prospectus is _________, 2002

                                Table of Contents

                                                                           Page
                                                                           ----



PROSPECTUS SUMMARY...........................................................1

RISK FACTORS.................................................................2

USE OF PROCEEDS..............................................................6

DETERMINATION OF OFFERING PRICE..............................................6

FORWARD - LOOKING STATEMENTS.................................................6

ABOUT US AND OUR CURRENT PLAN OF OPERATION...................................7


MANAGEMENT..................................................................20

EXECUTIVE COMPENSATION......................................................21

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT.........................23

CERTAIN TRANSACTIONS........................................................24

PLAN OF DISTRIBUTION........................................................24

SELLING SECURITY HOLDERS....................................................26

DESCRIPTION OF OUR STOCK....................................................28

SHARES ELIGIBLE FOR FUTURE SALE.............................................29

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS.....................30

LEGAL MATTERS...............................................................30

EXPERTS ....................................................................30

SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION......30

WHERE YOU CAN FIND MORE INFORMATION.........................................31


FINANCIAL STATEMENTS.......................................................F-1

                               PROSPECTUS SUMMARY

     This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 2.

About Us

     We were formed as a development stage (blank check) company on April 9, 1998, with the purpose of acquiring or merging with a privately owned company. In March 2001 we began preparations to engage in the oil and gas business. We have leased oil and gas properties in southeast Kansas to drill for coalbed methane gas. Our principal business office is located at 11952 Farley, Shawnee Mission, Kansas 66213, and our telephone number at that address is (913) 814-8313. We have generated no revenues since our inception.

Capital Structure

Shares of common stock authorized:  20,000,000
Shares of common stock outstanding prior to this offering: 6,090,000 Shares of preferred stock authorized: 5,000,000
Shares of preferred stock outstanding prior to this offering:  0

The Offering

     1,440,000 shares of common stock outstanding prior to this offering are being offered for resale by the selling shareholders. The selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the over-the-counter bulletin board, or OTC Bulletin Board, established by the National Association of Securities Dealers, Inc., and thereafter at prevailing market prices or privately negotiated prices. Although we hope to have our common stock quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service.

Summary Financial Information

     The following tables set forth summary financial information and other equity information about us. You should read this summary information in conjunction with "About Us and Our Current Plan of Operation" which includes a discussion of factors materially affecting the comparability of the information presented, and in conjunction with our financial statements included elsewhere in this prospectus.



                                           Fiscal Year Ended         Fiscal Year Ended          Nine Months Ended
                                           April 30, 2000(1)         March 31, 2001(1)          December 31, 2001
                                           -----------------         -----------------          -----------------
Statement of Operations Data
----------------------------
Income (from interest)                            $57                       $8                         $0
Net Loss                                        (5,269)                   (6,438)                   (155,625)
Loss per Share                                  -- (2)                    -- (2)                     (0.03)
Weighted Average Shares Outstanding            1,230,000                 1,230,000                  5,072,582

(1)  On April 18, 2001, we changed our fiscal year-end from April 30 to March 31.
(2)  Less than $0.01 per share.

Balance Sheet Data
------------------
Cash                                             $161                       $73                      $2,450
Total Assets                                     $267                     $10,073                    $5,422
Total Liabilities                               $3,471                    $18,615                    $26,983
Stockholders' Equity (Deficit)                  (3,204)                   (8,542)                    $28,271

                                  RISK FACTORS

     The purchase of our common stock is a substantial transaction involving a high degree of risk. Prior to making an investment decision, you should carefully consider, together with the other information contained in this prospectus, the following risk factors. The order in which these risk factors are presented is not necessarily indicative of the magnitude of the risk described.


     Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.


Our limited operating history makes it difficult for investors to evaluate our business.

     Although we have been in business since April 1998, we have been essentially dormant since then and only recently have developed a new plan of operation to acquire and develop coalbed methane gas properties, production and/or related assets. Thus, we have a very limited operating history upon which an evaluation of our business and prospects can be based.

If our plan of operation is not successful in addressing our auditor's doubt regarding our ability to continue as a going concern, our shareholders may lose their entire investment in us.

     Our auditors have included an explanatory paragraph in their opinion on our financial statements for the year ended March 31, 2001, to state that our losses since inception and our net capital deficit at March 31, 2001 raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon raising additional capital and achieving profitable operations through the development of our leased mineral properties. We cannot assure you that our plan of operation will be successful in addressing this issue. If we cannot successfully continue as a going concern, our shareholders may lose their entire investment in us.

Without the services of third parties, we will not be able to commence our drilling operations and thus we will not have any revenue generating operations.


     Mr. Ross, our President and sole officer, does not have direct experience in the oil and gas industry and thus is relying on the oil and gas expertise of various consultants. Furthermore, we will rely on third party contractors to act as the operators and drillers of our wells. If we are unable to secure the services of contract operators, drillers, geologists and others needed to drill and complete our wells, we will not be able to implement phase two of our operation and thus we will have no revenue generating operations. See discussion of our plan of operation in "About Us and Our Current Plan of Operation."

If we do not obtain additional financing needed to implement phase two of our business plan, we may be forced to cease our operations.


     At December 31, 2001, we had cash of $2,450 and current liabilities of $26,983. In January 2002, we received approximately $25,000 from the sale of our common stock to overseas investors.


     We need to obtain additional funds to finance our planned operations during the next 12 months, including implementing phase two of our plan of operation and making our mineral lease payments as they come due. We anticipate that we will need a minimum of $100,000 to begin drilling operations and a total of $750,000 to complete phase two of our plan, which entails drilling and completing ten coalbed methane gas wells. See discussion of our plan of operation in "About Us and Our Current Plan of Operation."

     We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot assure you that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonably terms. If we do not obtain additional financing, we may not be able to implement our planned drilling and exploration activities and may not be able to retain our mineral leases. Under such circumstances, we could be forced to cease our operations and liquidate our assets.

Additional infusions of capital may have a dilutive effect on your investment.

     To finance our operations we may sell additional shares of our stock. Any additional equity financing that we receive may involve substantial dilution to our then-existing shareholders. Furthermore, we may issue stock to acquire properties, assets, or businesses. In the event that any such shares are issued, the proportionate ownership and voting power of other shareholders will be reduced.

If we are not successful in profitably developing our leased mineral properties, our drilling operations may be curtailed or ceased.

     Our ability to operate profitably will depend, in part, on our success in leasing appropriate properties and drilling and completing wells that produce commercial quantities of gas. The successful development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact. As a result, we may not discover any recoverable reserves, or we may not be able to make a profit from the reserves that we discover.


     Even if we are able to secure additional financing in the amount of $750,000, we cannot fully implement phase two of our plan of operation unless we are producing and selling sufficient gas to meet our lease payments and to cover the costs of additional wells. See discussion of our plan of operation in "About Us and Our Current Plan of Operation." Failure to complete enough wells to generate income sufficient to pay the $154,000 lease payments that we will be required to make from August 2002 to October 2002, could result in the loss of our rights to some or all of the property currently under lease. Consequently, we could be forced to curtail our operations and forego further development. Additionally, if we fail to complete enough wells to generate income sufficient to cover the costs of such wells plus any unproducible wells drilled by us, we could be forced to cap a producing well or plug a non-producing well, and cease our drilling operations.


A substantial or extended decline in the price of oil or natural gas could cause us to curtail or suspend our operations.

     Our ability to operate profitably also will depend on the prices that we receive for any gas that we produce. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors that are beyond our control. These factors include:

     o    international political conditions (including wars and civil unrest),
     o    the domestic and foreign supply of oil and gas,
     o    the level of consumer demand,
     o    weather conditions,
     o    domestic and foreign governmental regulations and other actions,
     o    actions taken by the Organization of Petroleum Exporting Countries
          (OPEC),
     o    the price and availability of alternative fuels, and
     o    overall economic conditions.

Any substantial or extended decline in the price of oil and/or natural gas could negatively affect our revenues and profits. If the decrease in revenues causes or contributes to our operations being unprofitable, we may curtail or suspend our drilling operations. If we suspend our drilling operations, we may not have any revenue generating operations and thus may cease our operations altogether.

Volatility in oil and gas prices could cause volatility in the market price for our common stock.

     We expect that our quarterly operating results may fluctuate significantly due to the fluctuation of oil and gas prices. It is likely that if a market develops for our common stock, the market value of our stock will fluctuate with our quarterly results which, in turn, may be driven by the prices we receive for any gas that we produce.

We are subject to complex environmental laws and regulations which can adversely affect the cost, manner and feasibility of our planned operations.


     The development, production and sale of oil and gas in the United States are subject to extensive environmental laws and regulations. Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs, and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our planned drilling operations and subject us to administrative, civil and criminal penalties. We do not believe that insurance coverage for the full potential liability that could be caused by sudden and accidental environmental damages is available at a reasonable cost. Accordingly, we may be subject to significant uninsured liabilities or we may be required to cease production in the event of environmental damages.

     Moreover, these laws and regulations could change in ways that substantially increase our costs. These laws and regulations have been changed frequently in the past and generally these changes have imposed more stringent requirements that increase operating costs or require capital expenditures in order to remain in compliance. It is also possible that unanticipated developments could cause us to make environmental expenditures that are significantly different from those we currently expect.

     Any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and our ability to implement phases two and three of our plan of operation. See discussion of our plan of operation in "About Us and Our Current Plan of Operation."


The occurrence of drilling risks associated with oil and gas operations could result in significant losses to us.

     The drilling of oil and gas wells involves a high degree of risk, especially the risk of dry holes or of wells that are not sufficiently productive to provide an economic return on the capital expended to drill the wells. In addition, our drilling operations may be curtailed, delayed or cancelled as a result of numerous factors, including the following:

     o    fires, explosions, cratering, or blow-outs,
     o unexpected formations or pressures that could cause environmental damage, personal injury or damage to equipment,
     o    title problems,
     o    weather conditions,
     o    equipment failure or shortages in the delivery of equipment, and
     o    unavailability of third parties to conduct our drilling operations.

     If any of theses risks occur, and our resulting losses are significant, we may have to curtail or suspend our drilling operations.

If we are required to expend substantial capital in fulfilling our indemnification obligations to the lessors of our leased properties, we may not have sufficient capital to fully implement our plan of operation.

     We have agreed to indemnify each lessor against any and all liabilities arising out of our operations on the leased property, including environmental liabilities. If our operations create significant liabilities related to our leased properties, we may be required to expend substantial amounts of capital to indemnify the owners thereof. In such an event, we could be forced to curtail our operations or forego further development until replacement capital is obtained, if ever, and thus we may not have sufficient capital to fully implement our plan of operation.


If we incur uninsured losses, we may have to curtail or suspend our drilling operations.


     Even if we are able to secure additional financing in the amount of $750,000, we will not have sufficient capital to establish any reserves for contingent liabilities. Although we intend to maintain insurance coverage against some risks associated with our oil and gas operations in amounts that we believe to be reasonable and in accordance with customary industry practices, the occurrence of an event that is not fully insured could result in losses to us. For example, uninsured environmental damages, property damages or damages related to personal injuries could divert capital needed to implement our plan of operation. If any such uninsured losses are significant, we may have to curtail or suspend our drilling operations until such time as replacement capital is obtained, if ever.


Investor profits, if any, will likely be limited for the near future.

     Because we do not anticipate paying any dividends in the near future, investors in our common stock probably will not derive any profits from their investment in us for the foreseeable future, other than through price appreciation of our common stock. Given current market conditions, it is unlikely that the price of our common stock will appreciate as long as we continue to have operating losses. We have not been profitable since our inception and we incurred a net loss of $155,625 through the nine months ended December 31, 2001. To date we have not had any revenue or earnings from operations and we will continue, in all likelihood, to sustain operating expenses without corresponding revenues until we are able to successfully implement our new plan of operation, if ever. Thus, it is likely that investor profits, if any, will be limited for the near future.

If no market for our common stock develops, our shareholders may have difficulty reselling their shares.


     While our common stock is held by approximately 61 shareholders, there has been no public trading market for our common stock and our common stock has no trading symbol. Although our management intends to establish trading of our common stock through the OTC Bulletin Board (established by the NASD) by applying for a trading symbol and pre-clearing our shares for trading, we do not intend to undertake any other efforts to cause a market to develop in our securities. There can be no assurance that a public trading market for our common stock will develop or, if developed, that it will be active or can be sustained. If no active market for our common stock develops, our shareholders may have difficulty liquidating their investment in us.





Because our common stock will be subject to the "penny stock" regulations for the foreseeable future, its liquidity will be reduced.

     Generally, penny stocks are equity securities with a price of less than $5.00 which are not quoted on the national exchange or the Nasdaq system. Our common stock currently does not qualify for any exemption to the penny stock regulations because it will be quoted on the OTC Bulletin Board, if it is quoted at all. The penny stock rules require a broker/dealer to deliver, prior to a transaction in a penny stock, a standardized risk disclosure document prescribed by the SEC and to provide the potential purchaser of penny stock with the following information:

     o    information about penny stocks,
     o    the nature and level of risk in the penny stock market,

     o    the bid and offer quotations for the stock, and
     o    other burdensome and detailed information.

Those delivery and disclosure requirements tend to reduce the level of interest of broker/dealers in dealing with penny stocks, which could have the effect of reducing the level of trading activity in the secondary market for our common stock during the time that the price of our common stock remains below $5.00. If the price of our common stock remains below $5.00, the penny stock regulations could reduce the liquidity of our common stock and make it more difficult for investors to sell our common stock.

Shares eligible for future sale by our current shareholders may impair our ability to raise capital through the sale of our stock.

     We currently have 6,090,000 shares of common stock outstanding, of which 1,440,000 shares are being registered for resale under this prospectus. All of the 4,650,000 outstanding shares of common stock not registered for resale hereunder are "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933. Those restricted securities may only be sold by a registration statement under the Securities Act or under another exemption under the Securities Act. See "Shares Eligible for Future Sale." The possibility that substantial amounts of shares of our common stock may be sold in the public market may cause prevailing market prices for our common stock to decrease and thus could impair our ability to raise capital through the sale of our equity securities.

The loss of our President's services could prevent us from fully implementing our new plan of operation.

     Mr. Ross, our President and sole officer, has not entered into a written employment agreement with us and he is not expected to do so in the foreseeable future. We have not obtained key man life insurance on Mr. Ross. The loss of Mr. Ross' services could adversely affect our ability to implement our plan of operation and commence our drilling operations.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock by the selling security holders.

                         DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no public market for our common stock. The offering price of $0.10 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were prices at which we privately sold shares and current conditions of the securities markets.

                          FORWARD - LOOKING STATEMENTS

     This prospectus contains forward-looking statements that concern our business. Such statements are not guarantees of future performance and actual results could differ materially from those expressed or implied in such statements as a result of certain factors, including those set forth in "About Us and Our Current Plan of Operation," "Risk Factors" and elsewhere in this prospectus. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe, intend or anticipate will or may occur in the future, including the following matters, are forward looking statements:

     o our ability to obtain sufficient financing to commence drilling operations,


     o    our ability to discover producible gas on our leased properties,


     o    capital costs of drilling and completing wells,
     o capital costs of building other related production or gathering facilities,
     o    the availability of contract operators and drillers,
     o    the continued demand for natural gas, and
     o    the expansion and growth of our operations.

These statements are based on certain assumptions and analyses made by us in light of our experience and our product research. Such statements are subject to a number of assumptions including the following:

     o risks and uncertainties, including the risk factors in this prospectus,
     o    general economic and business conditions,
     o    the business opportunities that may be presented to and pursued by us,
     o changes in laws or regulations and other factors, many of which are beyond our control, and
     o    ability to obtain financing on favorable conditions.

     The cautionary statements contained or referred to in this prospectus should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                   ABOUT US AND OUR CURRENT PLAN OF OPERATION

Our History

     We were incorporated in Colorado on April 9, 1998, as a "blank check" company for the purpose of evaluating, structuring, and completing a merger with, or acquisition of, a privately owned corporation. Our purpose was to provide a method for a foreign or domestic private company to become a reporting (or public) company whose securities would be qualified for trading in the United States secondary market. In furtherance of these goals, on September 13, 1999, our management voluntarily filed a registration statement on Form 10-SB with the Securities and Exchange Commission and we became a reporting company. Our management also actively sought a suitable acquisition or merger candidate but did not find one.

     On or about March 3, 2001, we and our largest shareholder, Corporate Management Services, Inc. or CMS, entered into an Agreement for the Purchase of Common Stock whereby CMS sold a controlling interest to Mr. Charles A. Ross, Sr. for the purpose of changing us from an inactive company to an oil and gas company. Prior to entering into the stock purchase agreement, Mr. Ross was not affiliated with us and did not own any of our common stock.

     In connection with Mr. Ross' acquisition of a controlling interest, our then sole officer and director, Mr. George Andrews, resigned and Mr. Ross became our President and sole director. We moved our principal place of business from Littleton, Colorado, to Shawnee Mission, Kansas, and we changed our fiscal year end from April 30 to March 31.

     In furtherance of our plan to become active in the oil and gas business, in March 2001 we attempted to acquire interests in 125,000 acres in the northeast region of Alabama for the purpose of conducting pre-drilling activities to determine the prospects for drilling or farming out our interest. However, these negotiations failed because we could not obtain adequate guarantees of good title and because we felt there was insufficient historical engineering and geological information regarding prior drilling activities on the property.

     Subsequently we attempted to acquire drilling interests on approximately 3,500 acres in Unitah County, Utah, from a Denver-based oil and gas exploration company. Our management determined that the available seismic data was not adequate to determine appropriate drilling locations and therefore a seismic 3-D analysis would be appropriate. However, our management estimated that the cost of such analysis, together with other appropriate pre-drilling activities, would have been approximately $250,000. Based on our financial situation, we determined that we did not have adequate financial resources to pursue these interests.

     As a result of the foregoing, we have not had a source of income, and we have not generated any revenues, since our inception.

Our Current Plan of Operation


     We intend to acquire and develop coalbed methane gas producing properties in the United States, with our initial efforts focused on southeast Kansas. We may do this by leasing oil and gas interests and drilling the leased property to prove reserves or by acquiring working interests in production or reserves.

     Coalbed methane gas is a form of natural gas that is formed during the coalification process, which is the process that, over time, transforms plant material into coal. This gas is contained generally within the coal seams that formed it and sometimes in the surrounding rock strata. Fracturing the coal seam and removing any water surrounding the seam will allow the gas to be recovered. Once recovered, coalbed methane gas generally can be injected directly into natural gas pipelines and sold as fuel for heating and power generation. In the event that we are successful at finding and producing coalbed methane gas, we intend to utilize existing natural gas distribution pipelines to get our gas to market.

     Our current plan of operation has three separate phases. Phase one consisted of identifying the most promising areas to drill for coalbed methane gas and acquiring mineral rights for as many properties within the identified area as practicable. Phase two will involve drilling and testing wells on the leased acres to prove reserves, completing promising test wells, extracting the oil, gas and other hydrocarbons that we find, and delivering them to market. In phase three we plan to expand our drilling operations to maximize our production. In August 2001 we changed our name from "Bail Corporation" to "Vista Exploration Corporation" to reflect our new plan of operation.


     Phase 1 - Our Area of Interest


     In June 2001 we retained consultants TCC Royalty Corp. and Austin Exploration, L.L.C. to identify areas in southeast Kansas suitable for coalbed methane exploration and development, to provide us with customary geological and land maps, and to assist us with leasing mineral rights. TCC Royalty Corp.'s geological services have been provided by Steven Tedesco, a geologist who is also the President of Atoka Geochemical Services Corporation in Englewood, Colorado. Austin Exploration, L.L.C.'s leasing services have been provided by John Wilson, who is also the President of Western Land Services in Ludington, Michigan. We have paid our consultants an initial fee of $25,000 and we are obligated to pay them a 3% royalty fee on all oil and gas produced from property leased or purchased by us, or oil and gas purchased by us from properties, within the prospective area identified by the consultants. Additional standard geological services, such as drill logging services, well location recommendations and drill log interpretations, are available to us from TCC Royalty Corp. at the rate of $500 per day.


     The targeted area identified by our management and our consultants is the southwestern quarter of Coffey County, Kansas. This area was targeted for several reasons, including its being situated above a known formation called the Cherokee Basin, its proximity to active leasing efforts of other oil and gas companies in southeastern Kansas in general and southern Coffey County in particular, known oil and gas drilling and production in the region, the availability of mineral rights for lease, and other geological information provided by TCC Royalty Corp.

     The Western Interior Coal Region includes three basins in the central United States that contain gas bearing coal deposits of similar age and rank. They are the Arkoma, Forest City and Cherokee Basins. Together these three basins stretch from western Arkansas and central Oklahoma northward through eastern Kansas and western Missouri into central Iowa. Our targeted area is within the Cherokee Basin which is defined geographically as the area bounded to the north by the Bourbon Arch, to the east and southeast by the Ozark Dome, and to the west by the Nemaha uplift, encompassing northern Oklahoma, southeastern Kansas, and southwestern Missouri.

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     Numerous geologic studies, including those conducted by the U.S. Geological
Survey and the Kansas Geological Survey, demonstrate that the coal residing in the Cherokee Basin is typically of Pennsylvanian age and is found, at various depths and thicknesses, throughout the basin. Because coal found throughout the basin is generally of the same age and type, theoretically it should contain similar quantities and quality of gas. Although currently there are no coalbed methane wells producing in our targeted area, there is a history of such production to the south of our targeted area, including Labette, Wilson, Neosho and Montgomery Counties, Kansas. Additionally, there are a small number of coalbed methane gas wells producing in Woodson County, Kansas (approximately 10 miles south of our targeted area) and Anderson County, Kansas (approximately 20 miles east of our targeted area). All of these counties are in the Cherokee Basin. Reports from these producing wells show coal seams and black shale averaging four feet in thickness and initial water production averaging less than 50 barrels per day, eventually dropping to below 10 barrels per day.

     The rules and regulations of the Kansas Corporation Commission require that drill logs must be generated for each well drilled and must be submitted to the Commission, whereupon they become part of the public record. Drill logs from oil exploration in and surrounding our targeted area, as interpreted by our geological consultant, generally confirm the uniformity of the coalbeds in the region and suggest coal seams within our targeted area similar to those found to the south of our targeted area.


     Phase 1 - Our Leasing Activities

     In July 2001 we rented an office in Burlington, Kansas for $350.00 per month and began leasing land in the south half of Coffey County, Kansas, and the southeast portion of Lyon County, Kansas, in order to drill for coalbed methane gas. Lyon County is adjacent to, and west of, Coffey County and both counties are within the Cherokee Basin.


     As of February 1, 2002, we had acquired 115 separate leases covering approximately 15,388 acres, of which approximately 13,902 acres are in Coffey County and approximately 1,486 acres are in Lyon County. We have paid approximately $50,000 to date to obtain our leases. In the event that we are successful in phase two of our plan and we find commercially producible gas or oil, we intend to lease additional available land to the extent that we believe such land will further our exploration and development activities. Because we believe that we can continue to successfully lease land without having our office in Burlington, Kansas, we closed that office in November 2001.


     Each of our southeast Kansas mineral leases grants us the exclusive right to explore for and produce oil, gas, coalbed methane, and other hydrocarbons and minerals from wells located on the leased property. Each lease also grants us rights-of-way and easements for laying pipelines and servicing other wells in the vicinity of the leased property. Under the terms of each lease, the lessor will receive a royalty equal to 12.5% of all oil, gas or other minerals produced from the leased property or the proceeds of the sale thereof, and we will be entitled to 87.5% of such production or proceeds. The lessor's royalty will be free of costs and expenses and we will be responsible for all expenses incurred in our operations including drilling, testing, completing and equipping.

     Each lease has an initial or primary term of 5 years which is automatically extended during such period thereafter as we continue to produce oil or gas from the leased property or acres pooled with the leased property or we continue our drilling operations. After the primary term, in the event oil and gas is not being produced or shall have ceased on the leased property, the lease will not terminate if we commence additional drilling or reworking operations within 120 days. If a lease is not extended beyond its primary term by production or operations, we have the option to extend the primary term for an additional 3 years by paying the lessor $10 per net mineral acre.


     We paid each lessor an initial payment of $10 upon the execution of our lease. Regardless of whether or not we are producing oil and gas from a leased property or acres pooled therewith, on the one-year anniversary of each lease we will be required to pay the lessor $10 per net mineral acre leased. If we fail to make such payment, the lease will terminate 30 days thereafter. We have agreed to pay each lessor a royalty equal to 12.5% of any oil, gas or other minerals that may be produced from wells drilled on the leased property. In the event of a shut-in well (a well capable of producing oil or gas but, for whatever reason, is not producing oil or gas), we have agreed to pay the lessor a royalty equal to $1 per year per net mineral acre.


     Pursuant to the lease payment terms described above, we will be obligated to make the following one-year anniversary payments beginning in August 2002:

     Month         No. of Leases      No. of Net Mineral Acres        Payment
     -----         -------------      ------------------------        -------
   August               69                    9,491.35               94,913.50
   September            42                    5,397.10               53,971.00
   October               4                     500.00                5,000.00
                         -                     ------                --------
   TOTAL:               115                   15,388.45             $153,884.50

     Under our leases we have the right to pool or unitize the leased property with other land owned or leased by us in the immediate vicinity for the production of oil or gas. With respect to shallow gas and associated hydrocarbons produced in conjunction therewith, we have the right to pool or unitize the leased properties into a development pool of a maximum of 3,000 acres if we have drilled at least 2 wells within the pooled unit no later than 1 year after the expiration of the primary term of the lease.

     We have agreed to indemnify each lessor against any and all liabilities arising out of our operations on the leased property, including environmental liabilities. We also have agreed to pay each lessor the amount of $500 per acre as liquidated damages for any leased property that is damaged as a result of our operations on such leased property. Additionally, we have agreed to pay each lessor for any damages caused by us to any crops growing on the leased property. Following the completion of our operations on a leased property, we are obligated to restore the well site to its original condition and land contour, to the extent possible.

     All of the oil and gas property that we have leased to date is considered "undeveloped acreage" which the Securities and Exchange Commission defines as "lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether such acreage contains proved reserves." We own a working interest in 15,388.45 gross undeveloped acres (100% of each leased acre) and 13,143.30 net undeveloped acres (84.5% of 10,717.99 leased acres and 87.5% of 4,670.46 leased acres) in southern Kansas. A "working interest" is the operating interest that gives us, as the operator, the right to drill, produce and conduct operating activities on the property and a share of production. A "net acre" (or net well) is deemed to exist when the sum of the fractional working interest owned in gross acres or gross wells equals one. The number of net acres or net wells is then expressed as a whole number and fractions thereof. A "gross acre" (or gross well) is the total acres or wells, as the case may be, in which a working interest is owned.


     Before committing substantial resources, including obtaining necessary permits and preparing for drilling on any particular leased property, we plan to complete our due diligence on our leased property, including obtaining a title opinion or title insurance to confirm our rights to any oil, gas and other minerals produced pursuant to our lease. We estimate that each title opinion or title insurance will cost $1,000 and will take approximately two days to obtain. It is difficult to determine what our final interest in any oil, gas or other mineral that we produce will be until we have negotiated all agreements with the third parties that we will hire to perform our drilling activities and operate our wells.


     In addition to our leasing activities in Kansas, in June 2001 we acquired a one-year option for a lease on 4,560 acres in Island Township, Blaine County, Montana from Geominerals Corp. for $1,400. Geominerals Corp. is controlled by George Andrews, our former president and director. If we exercise the option, we will pay $2.50 per acre for a total purchase price of $10,000 (after credit of the amount paid for the option). Currently we do not intent to exercise this option.

     Phase 2 - Our Anticipated Drilling Activities

     Phase two of our current plan of operation will involve identifying the most promising and cost-effective drill sites on our leased acres, drilling and testing wells to prove reserves, completing promising test wells, extracting the oil, gas and other hydrocarbons that we find, and delivering them to market. Although we believe that we have leased enough land to move forward with phase two of our plan, we will have to obtain additional financing before we can implement this next phase. We anticipate that we will need approximately $750,000 to achieve our initial goal of drilling, testing and completing ten coalbed methane gas producing wells.

     We have just begun phase two of our plan of operation. To date we have not commenced any drilling or other exploration activities on the properties that we have leased and thus we do not have any estimates of oil and gas reserves on such properties. Consequently we have not reported our reserve estimates to any state or federal authority.


     Furthermore, we have not yet identified any specific drill sites. We will select drill sites based on a variety of factors, including information gathered from historic records and drill logs (depth and thickness of coal seams and the results of electric gamma ray readings), proximity to existing pipelines, ease of access for drilling equipment, the presence of oil and natural gas in the immediate vicinity, and consultations with our geologist, operator and driller. Because a majority of this research information was obtained during phase one of our plan, we believe that the cost of identifying drill sites will be insubstantial. With the exception of the evaluation of the geological structures that we encounter during the drilling process, the cost of which has been factored into our estimated drilling costs, we do not anticipate needing any further product research.

     If phase two of our plan of operation is fully implemented, we will drill, test and complete ten coalbed methane gas producing wells. Our drilling efforts also will determine whether there are other forms of commercially producible hydrocarbons present, such as oil or other types of natural gas. Each well will be drilled and tested individually. If commercially producible amounts of gas are present, the well will be completed and facilities installed to connect to gathering or pipeline facilities. Completed wells that are producing and connected to distribution pipelines will begin generating revenues as soon as they begin pumping although these revenues may be realized on a quarterly basis.


     We anticipate that each well in our targeted area will cost approximately $25,000 to drill and test, an additional $15,000 to complete, plus an additional $350 per month per well to pay for electricity, pulling and repairs, pumping and other miscellaneous charges. We intend to hire third parties to operate our wells and perform our drilling activities.


     Our anticipated costs of drilling operations are based on estimates obtained from third-party service providers whom we believe will be available to us to provide the services that we will need. However, the actual costs of such operations may be more or less than the estimates contained herein. If actual costs of operations exceed our estimates to any significant degree, we may require additional funding to achieve our phase two objectives.


     Once we have identified a proposed drilling site, we will engage the services of an operator licensed to operate oil and gas wells in the State of Kansas. The operator will be responsible for permitting the well, which will include obtaining permission from the Kansas Corporation Commission relative to spacing requirements and any other state and federal environmental clearances required at the time that the permitting process commences. Additionally, the operator will formulate and deliver to all interest owners an operating agreement establishing each participants' rights and obligations in that particular well based on the location of the well and the ownership. In addition to the permitting process, the operator will be responsible for hiring the driller, geologist and land men to make final decisions relative to the zones to be targeted, confirming that we have good title to each leased parcel covered by the spacing permit and to actually drill the well to the target zone. Should the well be successful, the operator would thereafter be responsible for completing the well and connecting it to the most appropriate transmission facility for the hydrocarbons produced. It is likely that we will pay the operator by issuing it a net revenue interest, which we expect would be equal to the 12.5% interest that we have granted to the mineral owners from whom we have leased our property.

     The operator will be the caretaker of the well once production has commenced. As such, the operator will be responsible for paying bills related to the well, billing working interest owners for their proportionate expenses in drilling and completing the well, and selling the production from the well. We anticipate that once the production has been sold, the purchaser thereof will carry out its own research with respect to ownership of that production and will send out a division order to confirm the nature and amount of each interest owned by each interest owner. Once a division order has been established and confirmed by the interest owners, the production purchaser will issue the checks to each interest owner in accordance with its appropriate interest. From that point forward, the operator also will be responsible for maintaining the well and the wellhead site during the entire term of the production or until such time as the operator has been replaced.

     Although we presently do not intend to seek status as a licensed operator, if in the future we believe that seeking licensed operator status is appropriate and we have adequate staff available to us, we may decide to operate our own wells.


     We have had preliminary discussions with Becker Drilling of Bucyrus, Kansas, to act as both the operator and driller of our wells. Becker Drilling was established in 1977 and is owned and operated by Mike Becker, who has drilled and completed over 1,000 oil and gas wells in Kansas, Oklahoma, Texas, New Mexico, Illinois, Wyoming, and Missouri, including over 20 coalbed methane wells. We intend to continue our discussions with Becker Drilling after we secure the additional financing needed to implement phase two of our plan of operation.

     The driller will be responsible for performing, or contracting with third parties and supervising their efforts, all aspects of the drilling operation except for geological services. We currently anticipate getting additional geological services, as needed, from TCC Royalty Corp.

     The success of phase two of our plan of operation is dependent upon our ability to obtain additional capital to drill our wells and also upon our successfully finding commercially producible amounts of coalbed methane gas or other hydrocarbons in the wells that we drill. We cannot assure you that we will obtain the necessary capital or that we will find commercially producible amounts of gas if our drilling operations commence.


     Phase 2 - Getting Our Products To Market


     If any of our wells proves to hold commercially producible gas, we may need to install necessary infrastructure to permit delivery of our gas from the wellhead to a major pipeline. We have identified the locations of all major gathering and other facilities currently installed in the general vicinity of our targeted area and have initiated contacts with the owners of these facilities to ascertain their specific requirements with respect to transporting our gas to pipelines for transmission, including volume and quality of gas and connection costs. Pursuant to the open access regulations issued by the Federal Energy Regulatory Commission, the owner of an interstate pipeline is required to transport any gas that a producer delivers so long as the gas delivered meets the pipeline's reasonable, non-discriminatory requirements regarding such things as quality and quantity of gas.

     We cannot accurately predict the costs of transporting our gas products to existing pipelines until we locate our first successful well. The cost of installing an infrastructure to deliver our gas to a pipeline or gatherer will vary depending upon the distance the gas must travel from our wellhead to the tap, and whether the gas first must be treated to meet the purchasing company's quality standards. However, based on the close proximity of several major distribution pipelines to our leased properties, plus our intent to drill as close to these pipelines as practicable, we anticipate that the total cost of installing such a infrastructure for ten producing wells will be approximately $150,000, which includes a one-time expense of $50,000 to tap into the main distribution pipeline, which expense will be payable for the first distribution line.

     Traditionally, the major marketers of gas in the United States have purchased production from anyone who can deliver sufficient quantities of quality gas. Because some of these companies have purchased coalbed methane from producing wells in the southern part of Kansas, we believe that if the gas produced from wells drilled in our targeted area meets their criteria in both quantity and quality, they will purchase our gas from us at posted index market prices. However, to date, we have not entered into any purchase agreements nor have we received assurances from anyone that they will enter into such agreements with us in the future with respect to any oil or gas produced from any properties that we acquire.

     The prices obtained for oil and gas are dependent on numerous factors beyond our control, including domestic and foreign production rates of oil and gas, market demand and the effect of governmental regulations and incentives.


     Phase 3 - Expanding Our Operations

     The expansion phase of our plan of operation can commence only after the successful completion of phase two, which means that we will have operating wells that are producing gas and generating revenues for us. Our expansion efforts will be constrained by state and local laws as well as by the number of mineral acres that we have leased. For example, because State of Kansas regulations require that coalbed methane wells be spaced no closer than eighty acres, we could expand to a maximum of 187 wells based on the property that we have leased to date. We intend to lease additional available land to the extent that we believe such land will further our exploration and development activities.

Liquidity and Capital Resources

     Our auditors included an explanatory paragraph in their opinion on our financial statements for the year ended March 31, 2001, to state that our losses since inception and our net capital deficit at March 31, 2001 raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon raising additional capital and achieving profitable operations. We cannot assure you that our business plans will be successful in addressing this issue.

     During March 2001, we spent approximately $6,000 pursuing potential oil and gas properties and approximately $10,000 in legal fees in connection with negotiating potential acquisitions and preparing investment documents in connection with our capital raising efforts. These funds were advanced to us by Mr. Charles Ross, currently our sole officer and director. At March 31, 2001, we had cash of $73, a decrease of $740 from March 31, 2000.

     During the nine months ended December 31, 2001, we spent approximately $205,000 pursuing potential oil and gas leases in southeast Kansas, including $25,000 in compensation paid to our president, and $71,000 in legal and accounting fees. These fees were incurred in connection with negotiating potential acquisitions, preparing investment documents in connection with our capital raising efforts, and preparing and filing the registration statement of which this prospectus is a part. These expenses were substantially funded by $223,000 received as proceeds from the sale of our common stock in April, June and December 2001. At December 31, 2001, we had cash of $2,450, an increase of $2,377 from March 31, 2001, and current liabilities of $26,983. In January 2002, we received approximately $25,000 from the sale of our common stock to overseas investors.

Our Capital Requirements


     We will need to raise additional funds to finance our planned operations during the next 12 months, including implementing phase two of our plan of operation and making our mineral lease payments as they come due. We anticipate that we will need a minimum of $100,000 to begin drilling operations ($50,000 for drilling expenses and $50,000 for operating expenses) and a total of $750,000 to complete phase two of our plan, which entails drilling and completing ten coalbed methane gas wells. We intend to raise these funds through one or more equity or debt offerings, either private or public, commencing in the first fiscal quarter of 2002.


     We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot assure you that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonably terms. If we do not obtain additional financing we will not be able to implement our planned drilling and exploration activities and may not be able to maintain our mineral leases. Furthermore, we could be forced to cease our operations and liquidate our assets.


     Assuming that we are able to obtain a minimum of $100,000 in additional financing, we will begin drilling our first well. We will drill and test the well for gas and, if producible amounts of gas are found, complete the well. However, unless we receive an additional $60,000 in financing above the $100,000 minimum, we will not be able to install a gathering system and a pipeline tap, and therefore would not be able to generate any revenues from the well. Nonetheless, a proven gas reserve would increase the value of our leased mineral rights considerably and may increase our ability to receive additional financing to proceed with our phase two drilling activities. In the event that our first test well does not prove to hold producible reserves, we would have enough capital to drill and test a second well, but we would need approximately $15,000 in additional financing to complete it. If the second well did not prove to hold producible reserves, we would be forced to cease our drilling operations until such time as further financing became available, if ever. If no further financing became available, we would be forced to cap a producing well or plug a non-producing well, and cease our operations.

     Assuming that we are able to obtain $750,000 in additional financing, we will be able to drill, test and complete up to ten producing coalbed methane wells and install the necessary infrastructure to transport our gas from the wellhead to a gatherer or pipeline. If each well proved to hold producible amounts of gas, we believe that we could generate revenues relatively quickly. Completed wells that are producing and connected to pipelines will begin generating revenues as soon as they begin pumping although these revenues may be realized on a quarterly basis. In the event that one or more drill sites proves unproducible, we will complete as many producible wells as possible with the funds available to us.


     In the event that we are able to obtain more than $100,000 but less than $750,000 in additional financing, we will drill, test, complete and distribute gas from as many well sites as possible with the amount of capital available to us.

     We estimate that it will take approximately two weeks to drill, test and complete each well, and an additional two weeks to four weeks per well to install the facilities to connect to gathering or pipeline facilities, depending on the distance from the well to the pipeline. With full funding, we expect phase two to take approximately ten months from start to finish. However, the timeline for completion of phase two of our plan of operation is completely dependent upon our ability to secure additional financing. We cannot implement any of our drilling and exploration plans until we obtain additional financing.

     In addition to the capital necessary to commence our drilling activities, we will need additional financing to make our mineral lease payments as they come due. From August 2002 to October 2002, we will need approximately $154,000 to make our one-year anniversary payments on our leased properties in southeast Kansas. Although we have budgeted $75,000 of the $750,000 that we need to implement phase two to pay some of these lease payments, our plan assumes that we have begun production prior to this point and thus are producing and selling sufficient gas to meet our lease payments. Failure to complete enough wells to generate sufficient income to pay the $154,000 lease payments would require us to obtain additional financing to retain our mineral leasehold rights. If we fail to make these payments, we could lose our rights to some or all of the property currently under lease, which could make further development impossible. Under these circumstances, we could be forced to cease our operations and liquidate our assets.

     Furthermore, if we decide to exercise our option to lease 4,560 acres in Blaine County, Montana, we will need an additional $8,600 in June 2002.

     If we do not obtain additional financing through an equity or debt offering, we may attempt to sell our leasehold interests in some or all of the properties that we have leased in southeast Kansas together with any proprietary information that we have developed concerning such properties, such as title searches, title policies, engineering reports and records, core information, drilling reports, and production records, if any. However, we cannot assure you that we will be able to find interested buyers or that the funds received from any such sale would be adequate to fund our activities.

Employees

     We currently have no full time employees except our president who is devoting his full-time to our activities. In July 2001 we retained two independent leasing consultants to help us lease land for our oil and gas operations. We terminated our agreements with the independent leasing consultants in October 2001 and December 2001.

Competition



     There is intense competition in the oil and gas industry with respect to the acquisition of producing properties, proved undeveloped acreage, and leases for these properties. Many major and independent oil and gas companies actively pursue and bid for the mineral rights of desirable properties, and many companies have been actively leasing minerals in and around Coffey County, Kansas, where our targeted area is centered. To date, the majority of the leasing activity in southeast Kansas has been to the south and east of our leased properties. However, there has been recent leasing activity as far north as Leavenworth County, Kansas, which is approximately 50 miles north of our targeted area.

     We believe that our early leasing efforts in our targeted area have given us a competitive advantage in southwestern Coffey County, as well as eastern Lyon County. Although there are unleased tracts within our targeted area, we believe that these properties will be unattractive to other companies because it will be difficult for them to obtain a significant amount of contiguous mineral acres, due to the fact that we hold the rights to a majority of land surrounding these unleased tracts. However, increased demand for mineral rights in surrounding areas may impact our ability to expand and grow in the future, particularly because many of our competitors have substantially greater market share in the industry, as well as greater financial and other resources, better name recognition and longer operating histories. As a result, we may not be able to acquire additional oil and gas properties in desirable locations.

     There is also intense competition in the oil and gas industry for access to contract drillers, geologists, and others needed to drill and complete wells. Current demand for drilling and contract services in our targeted area appears to be stable, and we believe our early entry will allow us to build the relationships necessary to our success. We do not anticipate that competition in this area will dramatically affect our plan of operation. However, increased future demand for drillers and contractors may limit our ability to expand in a timely manner and may negatively impact our ability to grow.

     Because some of the major marketers of gas in the United States have purchased coalbed methane from producing wells in the southern part of Kansas, we believe that if the gas produced from wells drilled in our targeted area meets their criteria in both quantity and quality, they will purchase our gas from us at market prices. However, the price and demand for natural gas varies considerably depending on factors such as the weather and the volatility of foreign and domestic oil supplies. Currently there is a strong demand for natural gas. Natural gas has become the fuel of choice for new electric generating capacity because of the comparatively low cost of constructing a combined cycle gas turbine generator. It is also favored by environmentalists because gas-fired plants do not emit as many pollutants as coal and oil-fired plants and they are perceived to be safer for the environment than nuclear-based plants. Furthermore, natural gas is highly desirable for home heating and cooking. Because gas, like oil, is non-renewable, we believe that in the long-run demand is likely to be greater than supply. Nonetheless, if market prices are suppressed at the time that we need to sell our gas in order to generate operating revenues, our ability to expand our operations may be negatively impacted.

     Gas is transported and distributed from our targeted area by several large energy companies, including Williams Energy, CMS Panhandle Eastern, and Kansas Gas. Generally speaking, these companies will allow producers to access their pipelines and will transport gas for producers so long as the gas meets their volume and quality criteria (pursuant to the Federal Energy Regulatory Commission's open access regulations). There is no substantive competition to access these lines as they can be tapped in many different locations.


Government Regulation

     Our oil and gas business will be subject to various federal, state and local laws and governmental regulations which may be changed from time to time in response to economic or political conditions.

     Federal Regulation of First Sales and Transportation of Natural Gas

     Historically, natural gas producers sold gas at the wellhead to interstate pipelines, which in turn delivered gas to local distribution companies, or LDCs. The transportation and sale of natural gas in U.S. interstate commerce has been regulated pursuant to several laws enacted by Congress and the regulations promulgated under these laws by the Federal Energy Regulatory Commission, or FERC. The FERC regulates the transportation and sale for resale of natural gas in interstate commerce pursuant to the Natural Gas Act of 1938, or NGA, and the Natural Gas Policy Act of 1978, or NGPA. In the past, the federal government has regulated the prices at which oil and gas could be sold. While "first sales" by producers of natural gas and all sales of crude oil, condensate and natural gas liquids can currently be made at uncontrolled market prices, Congress could reenact price controls in the future. Deregulation of wellhead sales in the natural gas industry began with the enactment of the NGPA in 1978. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act, which removed all NGA and NGPA price and non-price controls affecting wellhead sales of natural gas effective January 1, 1993. FERC jurisdiction over transportation and sales other than "first sales" has continued.

     Commencing in the mid-1980s, FERC promulgated a series of orders designed to correct market distortions and to make gas markets more competitive by removing the transportation barriers to market access. These orders have had a profound influence upon natural gas markets in the United States and have, among other things, fostered the development of new wholesale markets, including a large spot market for gas. The following is a brief description of the most significant of those orders and is not intended to constitute a complete description of those orders or their impact.

     In April 1992, FERC issued Order No. 636, which restructured both the sales and transportation services provided by interstate natural gas pipelines. The purpose of Order No. 636 is to improve the competitive structure of the pipeline industry and maximize consumer benefits from the competitive wellhead gas market. The major function of Order No. 636 is to assure that the services non-pipeline companies can obtain from pipelines are comparable to the services pipeline companies offer to their gas sales customers. One of the key features of the Order is the "unbundling" of services that pipelines offer their customers. This means that pipelines must offer transportation and other services separately from the sale of gas. The courts have largely affirmed the significant features of Order No. 636 and numerous related orders pertaining to individual pipelines, although certain appeals remain pending and FERC continues to review and modify their open access regulations. These initiatives may affect the intrastate transportation of gas under certain circumstances.

     FERC continues to review its regulatory policies and regulations related to the natural gas market and transportation. In February 2000, FERC issued Order No. 637 amending certain regulations governing interstate natural gas pipeline companies in response to the development of more competitive markets for natural gas and natural gas transportation. The goal of Order No. 637 is to "fine tune" the open access regulations promulgated by Order No. 636 to accommodate subsequent changes in the market. Key provisions of Order No. 637 include: (1) waiving the price ceiling for short-term capacity release transactions until September 30, 2002, subject to review and possible extension of the program at that time; (2) permitting value-oriented peak/off peak rates to better allocate revenue responsibility between short-term and long-term markets; (3) permitting term-differentiated rates, in order to better allocate risks between shippers and the pipeline; (4) revising the regulations related to scheduling procedures, capacity, segmentation, imbalance management, and penalties; (5) retaining the right of first refusal, or ROFR, and the 5 year matching cap for long-term shippers at maximum rates, but significantly narrowing the ROFR for customers that FERC does not deem to be captive; and (6) adopting new web site reporting requirements that include daily transactional data on all firm and interruptible contracts and daily reporting of scheduled quantities at market points or segments. The new reporting requirements became effective September 1, 2000.

     As a result of the restructuring of the natural gas industry, active wholesale markets have developed in production areas and downstream in order for producers and gas marketers to serve LDCs and other customers. We cannot predict what action FERC will take on all these matters in the future as it continues to review its regulatory policies, nor can we accurately predict whether FERC's actions will, over the long term, achieve the goal of increasing competition in markets in which our natural gas may be sold. We do not believe that we will be affected by any action taken materially differently than other natural gas producers, gatherers and marketers with which we will compete.

     FERC regulates the rates and services of "natural-gas companies," which the NGA defines as persons engaged in the transportation of gas in interstate commerce for resale. As previously discussed, the regulation of producers under the NGA has been phased out. Interstate pipelines, however, continue to be regulated by FERC under the NGA. Various state commissions also regulate the rates and services of pipelines whose operations are purely intrastate in nature, although generally sales to and transportation on behalf of other pipelines or industrial end-users are not subject to material state regulation.

     There are many legislative proposals pending in Congress and in the legislatures of various states that, if enacted, might significantly affect the petroleum industry. It is impossible to predict what proposals will be enacted and what effect, if any, such proposals would have on us and our proposed operations.

     State and Local Regulation of Drilling and Production

     State and local statutory and regulatory schemes govern various aspects of oil and gas drilling, exploration and production, including regulatory approvals required prior to drilling and associated construction activities, oversight of drilling operations and abandonment of wells, regulation of production levels, operator licensing and reporting, and environmental and conservation issues associated with drilling and production activities. More specifically, such schemes may include restrictions on the number and location of wells ("well-spacing" regulations), limitations on the production volume per set time period ("proration" regulations), requirements that oil/gas be purchased from common supply sources to prevent discrimination against select producers ("ratable-take orders"), and oil/gas production ratios designed to conserve naturally occurring reservoir of energy and prolong the life of pools. Further, to consolidate oil and gas rights in the interest of cooperative development and sharing of production among members of the oil and gas drilling and production industry, states also may require unitization (integration or consolidation of oil and gas interests into an area for the production of hydrocarbons from an entire unit and the regulation of costs and operation of the unit) and compulsory pooling (consolidation of oil and gas rights in multiple tracts to a defined unit for drilling of, and production from, a single well or a limited number of single well units in a reservoir).


     Initially, our gas production activities will be focused in the State of Kansas. Our drilling and production operations will be subject to, and governed by, the rules and regulations of the Kansas Corporation Commission. At the present time, there are no specific regulations which apply only to coalbed methane gas wells and production, and therefore we must comply with regulations governing all wells drilled in Kansas. Exceptions to such statewide rules can be and are frequently granted by the Kansas Corporation Commission in order to prevent waste and protect correlative rights. Consistent with prior commission orders, we anticipate requesting certain exceptions (called regulatory orders) in order to facilitate our project.

     Before commencing the drilling of any well in Kansas, we will need to obtain a drilling permit. Under the current regulations, we will be required to file a one page notice of intent to drill with the Kansas Corporation Commission at least five days before we commence drilling. Historically, drilling permits have been routinely granted by the Kansas Corporation Commission, with permits denied in limited situations where the well-spacing regulations would be violated or where fresh water sources would be endangered. In the event that we would like to drill a well which deviates more than 7 degrees from the vertical, including horizontally drilled wells, or do anything else that would require an exception from the current rules, we will be required to file an application for a regulatory order and give public notice of our application. If no objections are made to an application within the 15-day statutory comment period, the Kansas Corporation Commission historically has routinely granted such applications. Once we obtain a drilling permit, we will be required to comply with the terms of such permit (such as the depth of the surface casing) and with well-spacing and proration regulations.

     At this early stage in phase two of our plan of operation, we have not obtained any well drilling permits or any regulatory orders. However, as specific drill sites are located and development plans determined, the necessary drilling permits and any required regulatory orders will be obtained. As stated earlier, historically, such permits and orders have been routinely granted by the Kansas Corporation Commission. Furthermore, the Kansas Corporation Commission is presently considering the adoption of special regulations specifically covering the production of coalbed methane gas, which would recognize and promote the unique characteristics of such production. We believe the adoption of these special regulations will further facilitate the exploration for, and production of, coalbed methane gas.


     All wells which we drill and later plug and abandon will be subject to inspection by and compliance with the rules of the Kansas Corporation Commission. Violation of any rule or regulation of the commission could result in monetary penalties and sanctions.

     Environmental Regulations


     Our gas exploration activities will be subject to numerous environmental and conservation laws and regulations governing almost all facets of these activities. Matters subject to environmental regulation include:

     o    permits for drilling operations,
     o    the location and density of wells,
     o the handling of drilling fluids and obtaining discharge permits for drilling and production operations,
     o bonds for ownership, development and production of natural gas and oil properties,
     o    transportation of natural gas and oil by pipeline,
     o    operation of wells and reports concerning operations,
     o limitations or prohibitions on drilling activities on protected areas such as wetlands or wilderness areas,
     o remedial measures to mitigate pollution from former operations, such as plugging abandoned wells, and the conservation of oil and natural gas.

Furthermore, the states in which we operate may define the scope of permissible drilling and exploration activities to prevent pollution by the migration of extracted materials into the environment, the depletion of reservoirs, the drilling of unnecessary wells, and damage to neighboring property caused by blowouts.


     Because our initial operations are focused in the State of Kansas, they will be subject to various Kansas laws and regulations which protect the environment. We will be liable for all costs associated with the escape of salt water, oil or refuse resulting from our operations, and we may incur additional costs associated with protecting fresh water from contamination caused by our activities. We will be required to properly plug all wells in accordance with specific rules and regulations and, upon termination of any lease, we will be required at our expense to remove all equipment and structures and to return the land to its original contour.

     Our operations also may be subject to federal laws and regulations, such as those of the Environmental Protection Agency, or EPA. For example, the Endangered Species Act may require us to investigate whether our operations will result in the taking of any endangered species of fish or wildlife or adversely affect the habitat of such species, and whether our operations will result in the removal, damage, or destruction of any endangered species of plant. The costs of complying with the Act likely would be incurred in investigating and reporting our activities although additional costs would be incurred if we had to limit our operations such that no such takings or removals occur.

     Other EPA laws and regulations to which our operations may be subject restrict the emission of air, water, or other pollution, and provide substantial liability for the remediation of contamination resulting from those omissions. The Federal Water Pollution Control Act (commonly known as the "Clean Water Act") prohibits the discharge of pollutants into waters of the United States unless such discharges are in accordance with a Clean Water Act permit. One or more of our operations may result in such discharges. The costs of compliance with the Clean Water Act for any operations that do result in such discharges would include the costs to obtain and comply with a Clean Water Act permit.

     The Clean Air Act regulates air emissions from any area, stationery, or mobile source. One or more pieces of equipment used in our operations may require a Clean Air Act permit. The cost of compliance with the Clean Air Act would include the cost of obtaining the permit and the cost of pollution control devices, if any, required by the permit.

     Additionally, our operations may make us subject to the Resource Conservation and Recovery Act of 1976, or RCRA, which regulates the generation, transportation, treatment, storage, or disposal of hazardous substances. The cost of compliance with RCRA would include the cost of obtaining a RCRA permit and the cost of properly storing and disposing of hazardous substances generated by our activities. Should any of our operations result in the unpermitted discharge of a hazardous substance into the air, onto the land, or into the water, then we may be subject to the Comprehensive Environmental Response, Compensation, and Liability Act (commonly known as "Superfund"). We then would be potentially liable for the costs of cleaning up any such discharges. It is impossible to quantify such contingent costs.

     None of the mineral properties that we have leased to date are federally owned or controlled. If, in the future, we lease or otherwise utilize federal resources or functions, then we may be subject to other federal environmental and conservation laws, including the National Environmental Policy Act of 1969 (commonly known as "NEPA"), the National Historic Preservation Act, and the Archeological and Historic Preservation Act.


     Currently, no prior special approvals for our contemplated operations will be required by state or federal environmental laws or regulations. However, environmental laws and regulations, both federal and state, are subject to periodic revisions, which in many instances may lead to even more stringent regulation of the oil and gas drilling and production industry.

Operational Hazards and Insurance

     Our operations will be subject to the usual hazards incident to the drilling and production of oil and gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, releases of toxic gas and other environmental hazards and risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations.

     We will obtain and maintain general liability insurance in amounts and on terms that we consider to be reasonable for our operations and in accordance with customary industry practices. Such insurance will not cover every potential risk associated with the drilling, production and processing of oil and gas. In particular, coverage is not obtainable for all types of environmental hazards. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on our financial condition and results of operations. Moreover, no assurance can be given that we will be able to obtain or maintain adequate insurance at rates we consider reasonable.

Our Headquarters

     Prior to April 2001, we occupied offices in the home of our former president in Littleton, Colorado. During that period we incurred a rent expense of $100 per month to Corporate Management Services, Inc. which also occupies offices in the same location.

     In April 2001, we moved our headquarters to 11952 Farley, Shawnee Mission, Kansas 66213, where we occupy offices in the home of our sole officer and director at no cost to us. Mr. Ross has agreed to continue this arrangement until we make other arrangements.

     In July 2001 we rented an approximately 200 square foot office on a month-to-month basis for $350.00 per month in Burlington, Kansas, near our leased oil and gas properties. Because we believe that we can continue to successfully lease land without having our office in Burlington, Kansas, we closed that office in November 2001.

Litigation

     We do not know of any pending or threatened legal proceedings to which we are a party. We also are not aware of any proceedings being contemplated by governmental authorities against us.

                                   MANAGEMENT

Directors and Officers

     The following table sets forth the name, age and position of each of our officers and directors as of the date of this prospectus.

Name                      Age    Position                       Term
----                      ---    --------                       ----

Charles A. Ross, Sr.      61     President and Director      April 2001 to
                                                             August 2004

     Charles A. Ross, Sr. has been our President and a Director since April 10, 2001. Mr. Ross has agreed to devote as much time to our activities as is required to implement our new plan of operation.

     From January 2001 through March 2001, Mr. Ross was exploring opportunities in the oil and gas business, which led to his investment in us. From July 1999 until December 2000, he owned and operated a business that supplied recruiting and business cards to a number of multi-level marketing companies. From June

1998 through July 1999, Mr. Ross was self-employed designing musical instrument amplifiers, an industry in which he has been involved since the 1960's.

     From August 1995 until May 1998, he was the President and CEO and a director of Edgerton Technology, Inc. and from July 1996 until May 1998 he was the Chairman of the Board, President, CEO and Treasurer of Edgerton Musical Amplifiers, Inc. From August 1992 to August 1995, Mr. Ross was a self-employed consultant and investor.

     Other public companies in which Mr. Ross served as an officer or director include Copilot Electronic Products, Inc. from 1989 to 1992, Birdview Satellite Communications, Inc. from 1981 to 1986, and Kustom Electronics, Inc. from 1965 to 1973. In 1968 he was named Kansas Small Businessman of the Year by the Small Business Administration.

     Our board of directors consists of three directors and we currently have two vacancies. Mr. Ross is actively seeking additional qualified individuals to serve as directors on our board.

     At our annual shareholders meeting on August 10, 2001, our shareholders voted to amend our Articles of Incorporation to provide for a staggered board of directors. Under our Articles of Incorporation, as amended, our board is evenly divided into three classes, Class A, Class B and Class C. The initial Class A director is elected for 3 years, the initial Class B director for 2 years, and the initial Class C director for 1 year. Upon the expiration of the initial staggered terms, directors will be elected for terms of three years, to succeed those whose terms have expired. At the annual shareholders meeting our shareholders elected Mr. Ross as the Class A director, to serve a three-year term.

     Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our shareholders, such as removing directors from our board as provided under Colorado law. Having a staggered board may have other anti-takeover effects as well, both favorable and unfavorable to our shareholders.

     Our officers are elected by the board of directors at the first board of directors meeting after each annual meeting of our shareholders and hold office until their successors are duly elected and qualified in accordance with our Bylaws. Our next annual meeting of shareholders is scheduled for July 19, 2002.

     There are no agreements or understandings for our sole officer and director to resign at the request of another person nor is he acting on behalf of or at the direction of any other person.

Promoters

     Corporate Management Services, Inc. and its President, George Andrews, founded us on April 9, 1998, and continued to promote us until April 10, 2001, when Mr. Andrews resigned as a director and officer. See discussion below in "Certain Transactions."

                             EXECUTIVE COMPENSATION


     The following table sets out the annual compensation paid to our officers for the last three completed fiscal years. No executive officer of ours received annual compensation in excess of $100,000 during the last three completed fiscal years.



Summary Compensation Table
                                                                                         Long-Term Compensation
                                                                         --------------------------------------------------------
                                           Annual Compensation                     Awards                      Payouts
                                   ------------------------------------- ---------------------------- ---------------------------
                                                                                       Securities
                                                              Other      Restricted    Underlying
   Name and              Year                                 Annual       Stock        Options/         LTIP       All Other
Principal Position       Ending    Salary ($)    Bonus ($)    Comp.      Awards ($)     SARs (#)     Payouts ($)     Comp.($)
-------------------     ------    ----------    ---------     -----      ----------     --------     -----------     --------


Charles Ross,           3/31/02    $40,000         0           0            0              0             0             0
President


George Andrews,         3/31/01         0          0           0            0              0             0             0
former President        4/30/00         0          0           0            0              0             0             0




Officer Compensation


     During the first three fiscal quarters of the year ended March 31, 2002, we paid our president $25,000 in compensation for his efforts in implementing our plan to acquire coalbed methane producing properties in southeast Kansas. During the fourth fiscal quarter ended March 31, 2002, we paid our president an additional $15,000 as compensation. As of the date hereof, no other compensation has been paid to any executive officer for services rendered to us nor has any executive officer accrued any compensation pursuant to any agreement with us.


Option Exercises and Values





     Pursuant to an employment agreement entered into with Mr. Charles Ross as of April 1, 2002, we have granted Mr. Ross options to acquire 500,000 shares of our common stock at a purchase price of $0.10 per share for a period of five years. The options immediately vested on April 1, 2002. We have agreed to use our best efforts to register, on or before June 29, 2002, the shares of common stock issuable upon exercise of the options. If we terminate Mr. Ross' employment with cause, or if he terminates the employment agreement by resigning, the options will expire six months after such termination.


Long-Term Incentive Plans

     We do not have any long-term incentive plans. No retirement, pension, profit sharing, stock option, insurance programs or other similar programs have been adopted by us for the benefit of our employees.

Employment Contracts and Termination of Employment Arrangements


     Effective as of April 1, 2002, we entered into an employment agreement with Mr. Charles Ross pursuant to which he will serve as our President and we will compensate him $60,000 per year for his services. Mr. Ross has agreed to defer payment of his salary until the earliest to occur of the following events: (i) we have raised an additional $200,000 in debt or equity capital; (ii) we have begun generating revenues from operations; (iii) there is a change in control of the company; or (iv) October 1, 2002. The initial term of employment is from April 1, 2002, through March 31, 2003, and will be extended automatically for additional one-year terms unless either party notifies the other of its intent to not renew at least 30 days before the expiration of the then-current term.

     Pursuant to the employment agreement, we will employ Mr. Ross for a minimum of one year, unless he dies, resigns or becomes disabled, or we terminate the employment for cause. If we terminate the employment agreement for any other reason during the first year, he will be entitled to receive his entire first year salary ($60,000) minus any amounts of first-year salary actually paid on or before the date of termination. If we terminate the employment agreement for any other reason during any subsequent year, he is entitled to receive, in addition to his salary and any prorated bonuses, severance equal to six months' salary for each full year of employment he has completed for us and continuation of his employee benefits for a period of six months.





Director Compensation

     None of our directors received any compensation during our most recent fiscal year for serving in their position as directors. If we do have funds available in the future, we likely will reimburse our directors for expenses incurred by them in their duties as a director.

Limitation of Liability and Indemnification

     Our Articles of Incorporation contain a provision eliminating our directors' liability to us or our shareholders for monetary damages for a breach of their fiduciary duty. However, a director's liability is not eliminated in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation also obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. While we believe that these provisions are very standard and necessary to assist us in attracting and retaining qualified individuals to serve as directors, they could also serve to insulate our directors against liability for actions which damage us or our shareholders. Furthermore our assets could be used or attached to satisfy any liabilities subject to such indemnification.

               SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT


     The following table sets forth information regarding the beneficial ownership of our common stock as of April 5, 2002, and as adjusted to reflect the sale of all 1,440,000 shares which potentially may be sold in connection with this prospectus, by (i) each of our executive officers, directors and director nominees, (ii) all executive officers, directors and director nominees as a group, and (iii) each person who beneficially owns more than 5% of our common stock (each a "Principal Stockholder").


                                                           Shares of Common        Percent of Class         Percent of Class
                 Name and Address of                      Stock Beneficially      Beneficially Owned       Beneficially Owned
                  Beneficial Owner                              Owned               Before Offering          After Offering
                  ----------------                              -----               ---------------          --------------


Charles A. Ross, Sr., Director and President                 1,400,000(1)               21.24 %                  21.24 %
11952 Farley
Shawnee Mission, KS 66213

All directors and executive officers as a group (1           1,400,000(1)               21.24 %                  21.24 %
person):


Jeffrey P. Frazier, Principal Stockholder                     1,000,000                 16.42 %                  16.42 %
2956 Nova Road
Pine, CO 80470

Gary J. Grieco, Principal Stockholder                         1,250,000                 20.53 %                  16.42 %
2856 La Casita Avenue
Las Vegas, NV 89120

                                                                 23


                                                           Shares of Common        Percent of Class         Percent of Class
                 Name and Address of                      Stock Beneficially      Beneficially Owned       Beneficially Owned
                  Beneficial Owner                              Owned               Before Offering          After Offering
                  ----------------                              -----               ---------------          --------------

Terrie L. Pham, Principal Stockholder                         1,000,000                 16.42 %                  16.42 %
16511 E. 27 Terrace
Independence, MO 64055

The Hedge Fund, LLC, Principal Stockholder                     360,000                  5.91 %                     0%
Brad Beveri, Managing Member
9312 W. 150th Terrace
Overland Park, KS 66223



(1) Includes options to immediately purchase 500,000 shares of common stock at a price of $0.10 per share.



     Rule 13d-3 under the Securities Exchange Act of 1934 provides the determination of beneficial owners of securities. That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities. Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through any means, including the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

                              CERTAIN TRANSACTIONS

     On April 11, 1998, we issued a total of 1,000,000 shares of our common stock to Corporate Management Services, Inc., or CMS, in exchange for services related to management and organization costs of $500. Mr. George Andrews, our sole officer and director until April 2001, is the sole director and a 50% shareholder of CMS. From April 11, 1998, to April 10, 2001, CMS provided us with administrative and marketing services on an as-needed basis without additional charge.

     Additionally, from our inception to March 31, 2001, we incurred an expense of $100 per month for rent and other administrative services which were performed by CMS on our behalf. As of March 31, 2001, we had incurred rent and administrative service expenses totaling $3,600, which amount has been credited to additional paid-in capital on our financial statements.


     From April 11, 1998, to April 10, 2001, CMS advanced to us any additional funds which we needed for operating capital and for costs in connection with searching for or completing an acquisition or merger. Such advances were made without expectation of repayment (other than offsets of earned interest) unless the owners of a business which we acquired or merged with agreed to repay all or a portion of such advances. As of March 31, 2001, CMS had advanced a total of $5,155 to us for legal, accounting, general and administrative expenses, which amount was treated as an accrued liability on our financial statements but which was forgiven by CMS as of April 30, 2001. No funds were advanced to us by CMS subsequent to March 2001.


     On or about March 3, 2001, we and CMS entered into an Agreement for the Purchase of Common Stock with Charles A. Ross, Sr. pursuant to which CMS sold 900,000 shares of our common stock to Mr. Ross for $1,000. Pursuant to that agreement, on April 10, 2001, Mr. Andrews resigned as our sole officer and director and Mr. Ross became our sole officer and director.

     On June 17, 2001, we acquired a one-year option for a lease on 4,560 acres in Island Township, Blaine County, Montana from Geominerals Corp. for $1,400. Geominerals Corp. is controlled by George Andrews, our former president and director. If we exercise the option, we will pay $2.50 per acre for a total purchase price of $10,000 (after credit of the amount paid for the option).

     In anticipation of Mr. Charles Ross' acquisition of shares from CMS, he advanced to us $10,500 for working capital on February 28, 2001. The advance carried no interest rate and was payable on demand. We repaid the advance in April 2001 from the proceeds of our private placement in April 2001. Mr. Ross also paid travel and administrative expenses totaling $6,115 on our behalf prior to March 31, 2001, and $24,118 during the nine months ended December 31, 2001. Mr. Ross received reimbursements and advances from us totaling $33,205 during the nine months ended December 31, 2001. The net advance of $2,972 is included in our financial statements as expenses advanced to an officer at December 31, 2001.

                              PLAN OF DISTRIBUTION

     As used in this prospectus, selling security holder includes any donees, pledgees, transferees or other successors in interest who will hold the selling security holders' shares after the date of this prospectus. We are paying the costs, expenses and fees of registering the common stock, but the selling security holders will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of the shares of common stock.

     The selling security holders may sell, from time to time, any or all of their shares of our common stock on any stock exchange, market or trading facility on which our shares are then traded or in private transactions, at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling security holders may sell some or all of their common stock through:

     o    ordinary brokers' transactions which may include long or short sales;
     o    transactions involving cross or block trades or otherwise;
     o purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;
     o    market makers or into an existing market for our common stock;
     o other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
     o    transactions in options, swaps or other derivatives; or
     o any combination of the selling options described in this prospectus, or by any other legally available means.

     The selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales of our common stock in the course of hedging the positions they assume. The selling security holders also may enter into option or other transactions with broker-dealers that require the delivery by those broker-dealers of the common stock. Thereafter, the shares may be resold under this prospectus.

         The selling security holders and any broker-dealers involved in the sale or resale of our common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If any selling security holders or any broker-dealer qualifies as an "underwriter," they will be subject to the prospectus delivery requirements of Section 153 of the Securities Act, which may include delivery through the facilities of the NASD.

         In the event that any selling security holder sells any of his common stock to a broker, dealer or underwriter as principal, such shares may be resold by the broker, dealer or underwriter only under an amended prospectus that discloses the selling security holder's arrangements with the broker/ dealer/ underwriter participating in the offering and identifies the participating broker/ dealer/ underwriter. Any participating brokers/ dealers will be considered as an "underwriter" and will be identified in the amended prospectus as such.

         In conjunction with sales to or through brokers, dealers or agents, the selling security holders may agree to indemnify them against liabilities arising under the Securities Act. We know of no existing arrangements between the selling security holders, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

     In addition to selling their shares of common stock under this prospectus, the selling security holders may:

     o transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or
     o sell their common stock under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144.

     We have advised the selling security holders that during the time each is engaged in a distribution of the shares covered by this prospectus, each is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any shares which are the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of our shares in connection with the distribution of our shares. We have further advised selling security holders who may be "affiliated purchasers" of ours that they must coordinate their sales under this prospectus with each other and us for purposes of Regulation M. All of the foregoing may affect the marketability of the shares offered in this prospectus.

     We will amend or supplement this prospectus as required by the Securities Act.

                            SELLING SECURITY HOLDERS

     The following table shows for each selling security holder:

     o the number of shares of common stock beneficially owned by him or her as of March 1, 2002,
     o    the number of shares of common stock covered by this prospectus,
     o the number of shares of common stock to be retained after this offering, if any, assuming the selling security holder sells the maximum number of shares (and percentage of outstanding shares of common stock owned after this offering, if more than 1%), and
     o the number of shares of common stock offered by him or her at $0.10 per share until our shares are quoted on the OTC Bulletin Board.

The selling security holders are not required, and may choose not, to sell any of their shares of common stock.


                                     Shares of Common Stock    Shares of Common      Shares of Common       Shares of Common
                                       Beneficially Owned      Stock to Be Sold     Stock Beneficially       Stock Initially
          Name                          Before Offering          in Offering       Owned After Offering  Offered at $0.10 Per Share*
          ----                          ---------------          ------------      --------------------  ---------------------------

Corporate Management                        100,000                100,000                  0                    10,000
Services, Inc. (1), (2)

George Andrews (1)                           5,000                  5,000                   0                     1,000

Joan Andrews (1)                             5,000                  5,000                   0                     1,000

Barbara Davidson (1)                         5,000                  5,000                   0                     1,000

Karla M. Alvarez                             5,000                  5,000                   0                      ---

Charles A. Baird                             5,000                  5,000                   0                      ---

Boxer Capital Ltd. (3)                       5,000                  5,000                   0                      ---



                                                                  26



                                     Shares of Common Stock    Shares of Common      Shares of Common       Shares of Common
                                       Beneficially Owned      Stock to Be Sold     Stock Beneficially       Stock Initially
          Name                          Before Offering          in Offering       Owned After Offering  Offered at $0.10 Per Share*
          ----                          ---------------          ------------      --------------------  ---------------------------

Bruce C. Carey                               5,000                  5,000                   0                      ---

Kathleen Cavanaugh                           5,000                  5,000                   0                     1,000

Donald A. Christensen                        5,000                  5,000                   0                      ---

George A. Christy                            5,000                  5,000                   0                     1,000

Anthony Clanton                              5,000                  5,000                   0                      ---

Britt Clanton                                5,000                  5,000                   0                      ---

Leigh Sholley Clanton                        5,000                  5,000                   0                      ---

Stephen Co & Daphne Co                       5,000                  5,000                   0                      ---

Colorado Resorts, Inc. (4)                   5,000                  5,000                   0                      ---

Carol L. Curtiss                             5,000                  5,000                   0                      ---


Dacono Park, LLC (5)                         5,000                  5,000                   0                      ---

Emprise, Inc. (6)                            5,000                  5,000                   0                     1,000

Devon Golding                                5,000                  5,000                   0                      ---

William N. Gunderson                         5,000                  5,000                   0                     1,000

Jim Hesselgrave                              5,000                  5,000                   0                      ---

Robert C. & Jane B. Hooper                   5,000                  5,000                   0                      ---

Thomas G. Ispas                              5,000                  5,000                   0                      ---

Randolph S. Julian                           5,000                  5,000                   0                      ---

Paul B. Knight                               5,000                  5,000                   0                      ---

Don Kramer                                   5,000                  5,000                   0                     1,000

Betty McCloud                                5,000                  5,000                   0                      ---

Paul & Margaret McManigal                    5,000                  5,000                   0                      ---

Dennis E. & Katherine J. Nattress            5,000                  5,000                   0                      ---

Bradford & Nancy Oesch                       5,000                  5,000                   0                      ---

Andrew L. & Gigi R. Pidcock                  5,000                  5,000                   0                     1,000

Robert B. Reed                               5,000                  5,000                   0                      ---

Raymond A. Ritter Revocable Trust  (7)       5,000                  5,000                   0                      ---

Jolaine Roth                                 5,000                  5,000                   0                      ---

Barbara & Michael Sauter                     5,000                  5,000                   0                     1,000

Jeffrey R. Sauter                            2,500                  2,500                   0                      ---

Christa K. Stratton                          2,500                  2,500                   0                      ---

Ronald Sauter                                5,000                  5,000                   0                      ---

Natalie R. Shields                           5,000                  5,000                   0                      ---


                                                           27


                                     Shares of Common Stock    Shares of Common      Shares of Common       Shares of Common
                                       Beneficially Owned      Stock to Be Sold     Stock Beneficially       Stock Initially
          Name                          Before Offering          in Offering       Owned After Offering  Offered at $0.10 Per Share*
          ----                          ---------------          ------------      --------------------  ---------------------------

Gary N. TenEyck                              5,000                  5,000                   0                     1,000

Transwestern Mortgages, Inc. (8)             5,000                  5,000                   0                      ---

Arnold L. Weyand and V. Marie                5,000                  5,000                   0                      ---

Weyand Revocable Trust (9)

Douglas H. Willson                           5,000                  5,000                   0                     1,000

William & Joanna Woodward                    5,000                  5,000                   0                      ---

Alan J. Woydziak                             5,000                  5,000                   0                     1,000

L. A. Wuischpard                             5,000                  5,000                   0                     1,000

John K. Zerwick                              5,000                  5,000                   0                      ---

Gary J. Grieco                             1,250,000               250,000          1,000,000 (16.42%)             ---

Harvey M. Burstein                          250,000                250,000                  0                    10,000

Mallard Management Inc.(10)                 250,000                250,000                  0                    10,000

The Hedge Fund, LLC (11)                    360,000                360,000                  0                      ---



*    Included in the number of shares being sold in the offering.
(1) From April 11, 1998, to April 10, 2001, Corporate Management Services, Inc. or CMS owned approximately 81% of our issued and outstanding common stock. See "Certain Transactions" below regarding transactions between us and CMS during this period. George Andrews is the sole director and a 50% shareholder of CMS and was our sole officer and director until April 10, 2001. Barbara Davidson is a 50% shareholder of CMS.
(2) As part of the sale of a controlling interest to Mr. Ross, CMS agreed not to sell 50% of its shares for a period of 180 days after the effective date of the resale registration statement of which this prospectus is a part.
(3)  The principal of Boxer Capital Ltd. is Neil Liebman, Managing General
     Partner.
(4)  The principal of Colorado Resorts, Inc. is Paul Knight, President.
(5)  The principal of Dacono Park, LLC is Paul Knight, President.
(6)  The principal of Emprise, Inc. is Don Kramer, President.
(7) The principal of the Raymond A. Ritter Revocable Trust is Raymond Ritter, Trustee.
(8)  The principal of Transwestern Mortgages, Inc. is Paul Knight, President.
(9) The principal of the Arnold L. Weyand and V. Marie Weyand Revocable Trust is Arnold Weyand, Trustee.
(10) The principal of Mallard Management Inc. is James Loeffelbein, President.
(11) The principal of The Hedge Fund LLC is Brad Berveri, Manager.


                            DESCRIPTION OF OUR STOCK

     We are authorized to issue 20,000,000 shares of common stock, no par value, and 5,000,000 shares of non-voting preferred stock, no par value. There are 6,090,000 shares of common stock currently outstanding and no shares of preferred stock outstanding.

Common Stock

     Holders of common stock are entitled to dividends when declared by our board of directors. Dividends on our common stock will be subject to any priority as to dividends for any preferred stock that may be outstanding.

Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of directors. Cumulative voting for the election of directors is not permitted. The holders of a majority of our common stock entitled to vote constitute a quorum at meetings of shareholders. The vote of the holders of a majority of common stock present at such a meeting will decide any question brought before such meeting.

     Upon our liquidation or dissolution, the holder of each outstanding share of common stock will be entitled to share ratably in our net assets after the payment of all debts and other liabilities. No holder of common stock has any preemptive or preferential rights to purchase or subscribe for any part of any unissued or any additional authorized stock or any of our securities convertible into shares of our stock. No holder of common stock has redemption or conversion rights.

Preferred Stock

     Our board of directors is authorized by our Articles of Incorporation to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to Colorado law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by our shareholders. Any shares of preferred stock so issued would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our shareholders and may adversely affect the voting and other rights of the holders of our common stock. At present we have no plans to issue any preferred stock nor to adopt any series, preferences or other classification of preferred stock.

     The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.


Options

     Pursuant to an employment agreement entered into with our president as of April 1, 2002, we have granted him options to acquire 500,000 shares of our common stock at a purchase price of $0.10 per share for a period of five years. The options immediately vested on April 1, 2002. We have agreed to use our best efforts to register, on or before June 29, 2002, the shares of common stock issuable upon exercise of the options. If we terminate our president's employment with cause, or if he terminates the employment agreement by resigning, the options will expire six months after such termination.


Transfer Agent and Registrar

     The transfer agent for our common stock is Computer Share Investor Services, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228.

                         SHARES ELIGIBLE FOR FUTURE SALE

     We currently have 6,090,000 shares of common stock outstanding, of which 1,440,000 shares are being registered for resale pursuant to the registration statement of which this prospectus is a part. The 1,440,000 shares of common stock registered for resale hereunder will be freely tradable without restriction or further registration under the Securities Act to the extent that a market develops for our securities. All of the 4,650,000 outstanding shares of common stock not registered for resale hereunder are "restricted securities."

     Any shares purchased by an affiliate of ours will be subject to the resale limitations of Rule 144 under the Securities Act. An affiliate of ours is a person who has a control relationship with us, which generally includes our executive officers, directors and 10% or more stockholders.

     "Restricted securities" may only be sold as follows:

     o    pursuant to a registration statement under the Securities Act,
     o    in compliance with the exemption provisions of Rule 144, or
     o    pursuant to another exemption under the Securities Act.

     In general, Rule 144 requires that affiliates and persons owning restricted securities hold their securities for a minimum of one year, limits the number of securities that may be sold within any 3 month period, requires that sales must be made through unsolicited brokers' transactions or in transactions directly with a market maker, and requires the filing of a Form 144 if the securities to be sold during any three-month period exceeds 500 shares or has a total sales price over $10,000. Rule 144 limits the number of shares of our common stock that may be sold within any 3 month period to the greater of:


     o    one percent of the outstanding shares of our common stock, or


     o the average weekly trading volume of our common stock during the four calendar weeks prior to such sale.

Sales under Rule 144 are also subject to the availability of current public information about us. However, persons who are not affiliated with us and who have held their restricted securities for at least two years may resell their shares without regard to the foregoing requirements of Rule 144.

     A sale of shares by our current shareholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the market price of our common stock. To the extent that these shares enter the market, the value of our common stock in the over-the-counter market may be reduced.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

         There is no established public market for our common stock and we have arbitrarily determined the offering price of $0.10 per share. Our common stock does not have a trading symbol and is not currently listed or quoted on any quotation medium. Once we have applied for a trading symbol and pre-cleared our shares for trading, our common stock may be traded in the over-the-counter market. However, there can be no assurance of whether, when or at what price trading in our stock will occur.

Holders


     As of April 5, 2002, we had approximately 61 beneficial owners of our common stock. We do not have outstanding any options or warrants to acquire, or any securities convertible into, any shares of our common stock.


Dividends

     Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors. We have not declared any cash dividends on our common shares for the last two fiscal years and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to use all available funds for the development of our business. We are not currently a party to any agreement restricting the payment of dividends.

                                  LEGAL MATTERS

     Ballard Spahr Andrews & Ingersoll, LLP will pass upon the validity of the common stock offered by this prospectus. Barbara Davidson, the wife of a partner in the Denver office of Ballard Spahr Andrews & Ingersoll, LLP is a selling security holder and is a 50% shareholder of Corporate Management Services, Inc.

                                     EXPERTS

     Our financial statements for the year ended April 30, 2000, and the eleven months ended March 31, 2001, in this prospectus have been audited by Cordovano & Harvey, P.C., independent certified public accountants, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

     The Colorado Business Corporation Act provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a Registration Statement on Form SB-2 that we filed with the Securities and Exchange Commission. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC.

     We file annual reports, quarterly reports and current reports, proxy statements and other information with the SEC. Our file number is 27321. We are required to file electronic versions of these documents with the SEC. Those documents may be accessed through the SEC's Internet site at http://www.sec.gov.

     You may read and copy materials that we have filed with the SEC, including the Registration Statement, at the SEC public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. You can call the SEC at 1-800-732-0330 for further information about the public reference room.

                          VISTA EXPLORATION CORPORATION
                          -----------------------------

                           (Formerly Bail Corporation)
                          (A Development Stage Company)

                          Index to Financial Statements

                                                                          Page
                                                                          ----

Independent auditors' report...............................................F-2


 Balance sheet, March 31, 2001 and December 31, 2001 (unaudited)...........F-3


Statements of operations, for the eleven months ended March 31, 2001 and 2000 (unaudited), for the year ended April 30, 2000, from April 9,
 1998 (inception) through March 31, 2001, for the nine months ended
 December 31, 2001 (unaudited) and 2000 (unaudited), and from
      April 9, 1998 (inception) through December 31, 2001 (unaudited)......F-4


Statement of shareholders' equity (deficit), from April 9, 1998
 (inception) through March 31, 2001 and April 1, 2001 through
     December 31, 2001 (unaudited).........................................F-5


Statements of cash flows, for the eleven months ended March 31, 2001 and 2000 (unaudited), for the year ended April 30, 2000, from April 9,
 1998 (inception) through March 31, 2001, for the nine months ended
 December 31, 2001 (unaudited) and 2000 (unaudited), and from
      April 9, 1998 (inception) through December 31, 2001 (unaudited)......F-6


Notes to financial statements..............................................F-7

Independent Auditors' Report

To the Board of Directors and Shareholders
Vista Exploration Corporation (formerly Bail Corporation)

We have audited the balance sheet of Vista Exploration Corporation (formerly Bail Corporation) (a development stage company) as of March 31, 2001 and the related statements of operations, shareholders' equity (deficit) and cash flows for the eleven months ended March 31, 2001, for the year ended April 30, 2000, and for the period from April 9, 1998 (inception) through March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vista Exploration Corporation as of March 31, 2001, and the related statements of operations and cash flows for the eleven months ended March 31, 2001, for the year ended April 30, 2000, and for the period from April 9, 1998 (inception) through March 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred losses since inception and has a net capital deficit at March 31, 2001. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Cordovano and Harvey, P.C
----------------------------------
     Cordovano and Harvey, P.C

Denver, Colorado
July 3, 2001



                                             VISTA EXPLORATION CORPORATION
                                              (Formerly Bail Corporation)
                                             (A Development Stage Company)

                                                    Balance Sheets

                                                                                            March 31,     December 31,
                                                                                              2001            2001
                                                                                           ---------       ---------
                                                                                                          (Unaudited)
ASSETS
Current assets:
      Cash .............................................................................   $      73       $   2,450
      Advance to officer (Note B) ......................................................        --             2,972
                                                                                           ---------       ---------
                                                                 Total current assets             73           5,422

Oil and gas properties, at cost (Note A) ...............................................        --            49,832
Deferred offering costs ................................................................      10,000            --
                                                                                           ---------       ---------

                                                                                           $  10,073       $  55,254
                                                                                           =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
      Accrued liabilities ..............................................................   $   2,000       $  26,983
      Accounts payable, related party (Note B) .........................................       6,115            --
      Due to officer (Note B) ..........................................................      10,500            --
                                                                                           ---------       ---------
                                                             Total current liabilities        18,615          26,983
                                                                                           ---------       ---------

Shareholders' equity (Note D):
      Preferred Stock, no par value, 5,000,000 shares authorized,
        -0- and -0- (unaudited) shares issued and outstanding, respectively ............        --              --
      Common stock, no par value, 20,000,000 shares authorized,
         1,230,000 and 5,890,000 (unaudited) shares issued and
         outstanding, respectively .....................................................       2,673         195,111
      Additional paid-in capital .......................................................       3,600           3,600
      Deficit accumulated during the development stage .................................     (14,815)       (170,440)
                                                                                           ---------       ---------
                                                    Total shareholders' equity (deficit)      (8,542)      28,271
                                                                                           ---------       ---------

                                                                                           $  10,073       $  55,254
                                                                                           =========       =========

                                    See accompanying notes to financial statements

                                                         F-3



                                                    VISTA EXPLORATION CORPORATION
                                                     (Formerly BailCorporation)
                                                    (A Development StageCompany)

                                                      Statements of Operations


                                                                                 April 9, 1998                         April 9, 1998
                                                                                 -------------                         -------------
                                             Eleven Months Ended                  (Inception)      Nine Months Ended    (Inception)
                                                   March 31,          Year Ended    Through          December 31,         Through
                                            ----------------------     April 30,   March 31,    ----------------------  December 31,
                                               2001         2000         2000         2001         2001         2000         2001
                                            ---------    ---------    ----------   ---------    ---------    ---------    ---------
                                                        (Unaudited)                            (Unaudited)  (Unaudited)  (Unaudited)
Costs and expenses:
    Legal fees ..........................   $   1,492    $   2,097    $   2,097    $   3,895    $  65,730    $     778    $  69,625
    Accounting fees .....................       2,750          751        2,001        5,751        5,100        1,500       10,851
    Travel ..............................       5,339         --           --          5,339       19,337         --         24,676
    General and administrative ..........         920           21           28          999       11,556           63       12,555
    Compensation ........................        --           --           --           --         25,000         --         25,000
    Project evaluation costs ............        --           --           --           --         28,902         --         28,902
    Rent, related party (Note B) ........       1,100        1,100        1,200        3,600         --            900        3,600
    Organizational costs ................        --           --           --            500         --           --            500
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
       Operating loss ...................     (11,601)      (3,969)      (5,326)     (20,084)    (155,625)      (3,241)    (175,709)

Interest income .........................           8           49           57          114         --              8          114
                                             --------    ---------    ----------   ---------    ---------    ---------    ---------
          Loss before income taxes
           and extraordinary item .......     (11,593)      (3,920)      (5,269)     (19,970)    (155,625)      (3,233)    (175,595)

Provision for income taxes (Note C) .....         --          --           --           --           --           --           --
                                             --------    ---------    ---------    ---------    ---------    ---------    ---------
      Loss before extraordinary item ....     (11,593)      (3,920)      (5,269)     (19,970)    (155,625)      (3,233)    (175,595)

Extraordinary gain on extinguishment
    of debt, net of income taxes
    of $-0- (Note A) ....................       5,155         --           --          5,155        --            --          5,155
                                             --------    ---------    ---------    ---------    ---------    ---------    ---------

         Net loss .......................    $ (6,438)   $  (3,920)   $  (5,269)   $ (14,815)   $(155,625)   $  (3,233)   $(170,440)
                                             ========    =========    =========    =========    =========    =========    =========

Basic and diluted loss per common share:
    Before extraordinary item ..........     $  (0.00)   $   (0.00)   $   (0.00)                    (0.03)   $   (0.00)
                                             ========    =========    =========                 =========    =========
    Gain on extinguishment of debt .....     $  (0.00)   $   (0.00)   $   (0.00)                $   (0.00)   $   (0.00)
                                             ========    =========    =========                 =========    =========
    Net loss ...........................     $  (0.00)   $   (0.00)   $   (0.00)                $   (0.03)   $   (0.00)
                                             ========    =========    =========                 =========    =========

Basic and diluted weighted average
    common shares outstanding ..........    1,230,000    1,230,000    1,230,000                 5,072,582    1,230,000
                                            =========    =========    =========                 =========    =========



                                           See accompanying notes to financial statements

                                                                F-4

                                                    VISTA EXPLORATION CORPORATION
                                                     (Formerly Bail Corporation)
                                                    (A Development Stage Company)

                                             Statement of Shareholders' Equity (Deficit)

                                        April 9, 1998 (inception) through March 31, 2001 and
                                        -------------                     --------------
                                         April 1, 2001 through December 31, 2001 (Unaudited)
                                         -------------         -----------------

                                                                                                           Deficit
                                                                                                         Accumulated
                                       Preferred Stock            Common Stock             Additional       During
                                    ---------------------   --------------------------      Paid-In       Development
                                      Shares     Amount        Shares        Amount         Capital         Stage          Total
                                    ------------------------------------------------------------------------------------------------
Beginning balance,
    April 9, 1998 ...............        --     $    --            --      $      --      $      --      $      --     $      --
    -------------
April 1998, common stock
    issued in
    exchange for services
    and organizational
    costs (Note B) ..............        --          --       1,000,000            500           --             --              500
Contributed rent (Note B) .......        --          --            --             --              100           --              100
Net loss for the period ended
 April 30, 1998 .................        --          --            --             --             --             (688)          (688)
 --------------                     ---------   ---------   -----------    -----------    -----------    -----------    -----------

          BALANCE,
          APRIL 30, 1998 ........        --          --       1,000,000            500            100           (688)           (88)
          --------------
May 1998, sale of common
 stock, net of
 $127 of offering costs
 (Note B) .......................        --          --         230,000          2,173           --             --            2,173
Contributed rent (Note B) .......        --          --            --             --            1,200           --            1,200
Net loss for year ended
 April 30, 1999 .................        --          --            --             --             --           (2,420)        (2,420)
 --------------                     ---------   ---------   -----------    -----------    -----------    -----------    -----------

          BALANCE,
          APRIL 30, 1999 ........        --          --       1,230,000          2,673          1,300         (3,108)           865
          --------------
Contributed rent (Note B) .......        --          --            --             --            1,200           --            1,200
Net loss for year ended
 April 30, 2000 .................        --          --            --             --             --           (5,269)        (5,269)
 --------------                     ---------   ---------   -----------    -----------    -----------    -----------    -----------

          BALANCE,
          APRIL 30, 2000 ........        --          --       1,230,000          2,673          2,500         (8,377)        (3,204)
          --------------
Contributed rent (Note B) .......        --          --            --             --            1,100           --            1,100
Net loss for eleven months
 ended March 31, 2001 ...........        --          --            --             --             --           (6,438)        (6,438)
       --------------               ---------   ---------   -----------    -----------    -----------    -----------    -----------

          BALANCE,
          MARCH 31, 2001 ........        --          --       1,230,000          2,673          3,600        (14,815)        (8,542)
          --------------
April 2001, sale of common stock,
   $.01 per share (Note D)
 (unaudited) ....................        --          --       3,300,000         33,000           --             --           33,000
June 2001, sale of common stock,
   $.10 per share (Note D)
 (unaudited) ....................        --          --         750,000         75,000           --             --           75,000
June 2001, sale of common stock,
   $.25 per share (Note D)
 (unaudited) ....................        --          --         360,000         90,000           --             --           90,000
December 2001, sale of common stock,
   $.10 per share (Note D)
 (unaudited) ....................        --          --         250,000         25,000           --             --           25,000
Offering costs incurred (Note D)
 (unaudited) ....................        --          --            --          (30,562)          --             --          (30,562)
Net loss for the nine months ended
   December 31, 2001 (unaudited)         --          --            --             --             --         (155,625)      (155,625)
   -----------------                ---------   ---------   -----------    -----------    -----------    -----------    -----------

           BALANCE,
           DECEMBER 31, 2001
          (Unaudited) ...........        --     $    --       5,890,000    $   195,111    $     3,600    $  (170,440)   $    28,271
                                    =========   =========   ===========    ===========    ===========    ===========    ===========

                                           See accompanying notes to financial statements

                                                                F-5



                                                    VISTA EXPLORATION CORPORATION
                                                     (Formerly Bail Corporation)
                                                    (A Development Stage Company)

                                                      Statements of Cash Flows

                                                                                 April 9, 1998                         April 9, 1998
                                                                                 -------------                         -------------
                                              Eleven Months Ended                 (Inception)     Nine Months Ended      (Inception)
                                                  March 31,           Year Ended    Through          December 31,         Through
                                            ----------------------     April 30,    March 31,   ----------------------- December 31,
                                               2001         2000         2000         2001        2001           2000       2001
                                            ----------------------------------------------------------------------------------------
                                                        (Unaudited)                            (Unaudited)  (Unaudited)  (Unaudited)
 Cash flows from operating activities:
     Net loss ...........................   $  (6,438)   $  (3,920)   $  (5,269)   $ (14,815)   $(155,625)   $  (3,233)   $(170,440)
     Transactions not requiring cash:
        Common stock issued
         for services ...................        --           --           --            500         --           --            500
        Contributed rent (Note B) .......       1,100        1,100        1,200        3,600         --            900        3,600
        Gain on extinguishment of
         debt (Note A) ..................      (5,155)        --           --         (5,155)        --           --         (5,155)
        Changes in operating
         assets and liabilities:
          Receivables and advances ......         106          (49)         (57)        --         (2,972)          (8)     ( 2,972)
          Accounts payable and
           accrued liabilities ..........       9,799        1,598        2,203       13,270       18,867        1,633       32,137
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------

          Net cash used in
           operating activities .........        (588)      (1,271)      (1,923)      (2,600)    (139,730)        (708)    (142,330)
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------

Cash flows from investing activities:
     Investment in oil and
      gas properties ....................        --           --           --           --        (49,832)        --        (49,832)
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------
          Net cash used in
           financing activities .........        --           --           --           --        (49,832)        --        (49,832)
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------

Cash flows from financing activities:
     Advances from officer (Note B) .....      10,500         --           --         10,500      (10,500)        --           --
     Sale of common stock ...............        --           --           --          2,300      223,000         --        225,300
     Offering costs incurred ............     (10,000)        --           --        (10,127)     (20,561)        --        (30,688)
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------

          Net cash provided by
           financing activities .........         500         --           --          2,673      191,939         --        194,612
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------

Net change in cash ......................         (88)      (1,271)      (1,923)          73        2,377         (708)       2,450
Cash, beginning of period ...............         161        2,084        2,084         --             73          813         --
                                            ---------    ---------    ---------    ---------    ---------    ---------    ---------

          Cash, end of period ...........   $      73    $     813    $     161    $      73    $   2,450    $     105    $   2,450
                                            =========    =========    =========    =========    =========    =========    =========

Supplemental disclosure
 of cash flow information:
  Cash paid during the period for:
        Interest ........................   $    --      $    --      $    --      $    --      $    --      $    --      $    --
                                            =========    =========    =========    =========    =========    =========    =========

        Income taxes ....................   $    --      $   --       $    --      $    --      $    --      $    --      $    --
                                            =========    =========    =========    =========    =========    =========    =========


                                           See accompanying notes to financial statements

                                                                F-6

 VISTA EXPLORATION CORPORATION
 -----------------------------
 (Formerly Bail Corporation)
 (A Development Stage Company)

 Notes to Financial Statements
 -----------------------------

Note A: Organization and summary of significant accounting policies

Organization

Vista Exploration Corporation (the "Company") (formerly Bail Corporation) was incorporated under the laws of Colorado on April 9, 1998 to engage in any lawful corporate undertaking. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standard (SFAS) No. 7. The Company was originally formed as a "blank check" company with the purpose to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation. Effective March 3, 2001, 900,000 shares (approximately 73 percent) of the Company's issued and outstanding common stock was sold, resulting in a change in control of the Company. The Company's new business plan is to engage in the oil and gas business by acquiring oil and gas properties and developing those properties and/or purchasing producing properties principally located in the mid-western and western United States.

The Company's management is currently seeking to acquire oil and gas leases in portions of southeast Kansas to drill for coal bed methane gas. The Company opened an office in Burlington, Kansas and plans to lease land in the south half of Coffey County, Kansas with the help of its geological consultant. If the Company is successful at leasing enough land to move forward with drilling activities, the Company will need additional capital to develop the properties. It is the Company's intent to complete drilled wells; however, the Company may have to acquire a partner or out-source certain properties to rapidly develop leases.

Following the change in control, the Company sold 4,660,000 shares of its no par value common stock through three private offerings for net proceeds of $192,438 (unaudited) after deducting offering costs of $30,562 (unaudited). The Company intends to use the net proceeds from those offerings for administrative and professional fees required to transition the business and to acquire oil and gas properties and develop a drilling program. The Company will require additional funds to commence drilling operations and there are no commitments in place for any additional funds.

During August 2001, the Company changed its name from Bail Corporation to Vista Exploration Corporation.

During the period from April 9, 1998 (inception) through February 28, 2001, Corporate Management Services, Inc. ("CMS"), an affiliate and previous majority shareholder, paid professional fees and administrative expenses on behalf of the Company totaling $5,155, which were unpaid as of February 28, 2001. As part of the stock purchase agreement that resulted in the change in control, CMS released the Company from its obligation to repay the $5,155. The $5,155 is included in the accompanying statements of operations as extraordinary gain on extinguishment of debt.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage. It has incurred losses since inception and has a net capital deficit at March 31, 2001. These factors, among others, may indicate that the Company will be unable to continue as a going concern for reasonable period of time.

 VISTA EXPLORATION CORPORATION
 -----------------------------
 (Formerly Bail Corporation)
 (A Development Stage Company)

 Notes to Financial Statements
 -----------------------------

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company raised gross proceeds of $223,000 (unaudited) through private stock offerings subsequent to March 31, 2001 (see Note E), to fund its operations. However, the Company believes it will need additional capital to develop the property leases discussed above. There is no assurance that the Company will obtain the additional capital or that it will attain profitability.

Summary of significant accounting policies

Basis of presentation

On April 18, 2001, the Company changed its year-end from April 30 to March 31. The accompanying statements of operations, shareholders' equity (deficit) and cash flows reflect the eleven-month transition period ended March 31, 2001 and the historical fiscal year results for April 30, 2000. The comparative figures for the eleven months ended March 31, 2000 have been included in the accompanying statements of operations and cash flows on an unaudited basis.

Cash equivalents

For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less. The Company had no cash equivalents at March 31, 2001.

Fair value of financial instruments

The Company has determined, based on available market information and appropriate valuation methodologies, the fair values of its financial instruments approximate carrying values. The carrying amounts of cash, accounts payable, and other current liabilities approximate fair value due to the short-term maturity of the instruments.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Organization costs

Costs related to the organization of the Company have been expensed as incurred.

Deferred offering costs

Costs related to common stock offerings are recorded initially as a deferred asset until the offering is successfully completed, at which time they are recorded as a reduction of gross proceeds in shareholders' deficit. If an offering is not successful, the costs are charged to operations at that time.

 VISTA EXPLORATION CORPORATION
 -----------------------------
 (Formerly Bail Corporation)
 (A Development Stage Company)

 Notes to Financial Statements
 -----------------------------

Oil and gas properties

The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized. No internal overhead costs have been capitalized to date.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

The capitalized costs are subject to a "ceiling test," which limits capitalized costs to the aggregate of the "estimated present value," discounted at a 10-percent interest rate, of future net revenues from proved reserves (based on current economic and operating conditions), plus the lower of cost or fair market value of unproved properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

Loss per common share

The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents. Diluted loss per share uses the average market price per share when applying the treasury stock method in determining common stock equivalents. However, the Company has a simple capital structure for the period presented and, therefore, there is no variance between the basic and diluted loss per share.

Income taxes

The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Stock based compensation

SFAS No. 123, "Accounting for Stock-Based Compensation" permits the use of either a "fair value based method" or the "intrinsic value method" defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) to account for stock-based compensation arrangements.

 VISTA EXPLORATION CORPORATION
 -----------------------------
 (Formerly Bail Corporation)
 (A Development Stage Company)

 Notes to Financial Statements
 -----------------------------

Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements with employees under the provisions of APB 25. No pro forma disclosures have been included with the accompanying financial statements as there was no pro forma effect on the Company's net loss or loss per share.

Unaudited financial statements

The financial statements presented as of December 31, 2001, for the eleven months ended March 31, 2000, for the nine months ended December 31, 2001 and 2000, and for the period from April 9, 1998 (inception) through December 31, 2001 are unaudited.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments), which are necessary to provide a fair presentation of financial position as of December 31, 2001 and the operating results for the eleven months ended March 31, 2000, for the nine months ended December 31, 2001 and 2000, and for the period from April 9, 1998 (inception) through December 31, 2001, have been made.

Note B: Related party transactions

During the nine months ended December 31, 2001, an officer paid travel and administrative expenses totaling $24,118 (unaudited) on behalf of the Company, in addition to the $6,115 paid prior to March 31, 2001. The Company repaid the $30,233 (unaudited) and advanced the officer an additional $ 2,972 (unaudited). The advance is expected to be offset against future travel expenses. The $ 2,972 (unaudited) is included in the accompanying financial statements as expense advance to officer.

The Company incurred an expense of $100 per month through March 31, 2001 for office space contributed by Corporate Management Services, Inc. ("CMS"), an affiliate of the Company. The Company reported rent expense of $1,100, $1,100 (unaudited), $1,200, and $3,600, respectively, for the eleven months ended March 31, 2001 and 2000, the year ended April 30, 2000, and the period from April 9, 1998 (inception) through March 31, 2001. The rent expense has been offset by charges to additional paid-in capital. In July 2001, the Company leased office space in Burlington, Kansas for $350 per month.

On February 28, 2001, an officer advanced the Company $10,500 for working capital. The advance carries no interest rate and is payable on demand. The $10,500 is included in the accompanying financial statements as due to officer. The Company repaid the advance subsequent to March 31, 2001.

The officer also paid travel and administrative expenses totaling $6,115 on behalf of the Company during the eleven months ended March 31, 2001. The $6,115 is included in the accompanying financial statements as accounts payable, related party. The Company repaid the expenses subsequent to March 31, 2001.

On April 11, 1998, the Company issued an affiliate 1,000,000 shares of common stock in exchange for services related to management and organization costs of $500. The affiliate will provide administrative and marketing services as needed. The affiliate may, from time to time, advance to the Company any additional funds that the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger.

 VISTA EXPLORATION CORPORATION
 -----------------------------
 (Formerly Bail Corporation)
 (A Development Stage Company)

 Notes to Financial Statements
 -----------------------------

During 1998, the Company sold 230,000 shares of common stock in a private placement for $2,300. The private placement also included the offering of common shares in nineteen other corporations. The costs related to the offering and certain legal fees and general and administrative fees were allocated to each of the twenty companies participating in the offering. The Company's pro rate one twentieth share of the costs and expenses were deducted from the gross proceeds from the sale of the Company's common shares. The gross proceeds of $2,300 were transferred to the Company net of offering costs of $127 and certain general and administrative costs incurred by the affiliate of $89.

Note C: Income taxes

Following are reconciliations of U.S. statutory federal income tax rate to the effective rate:

                                           Eleven                      Nine
                                        Months ended  Year Ended   Months ended
                                          March 31,    April 30,   December 31,
                                            2001         2000         2001
                                                                   (Unaudited)
                                          --------     ---------    ---------

U.S. statutory federal rate ............    15.00%       15.00%       15.00%
State income tax rate,
  net of federal benefit ...............     4.04%        4.04%        4.04%
Net operating loss (NOL) for
  which no tax benefit is
  benefit is currently available .......   -19.04%      -19.04%      -19.04%
                                            -----        -----        -----

                                             0.00%        0.00%        0.00%
                                            =====        =====        =====

The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the eleven months ended March 31, 2001, the year ended April 30, 2000, and for the period from April 9, 1998 (inception) through March 31, 2001 were $1,226, $657, and $2,483, respectively. NOL carryforwards at March 31, 2001 will expire through 2021.

The change in the valuation allowance for the nine months ended December 31, 2001 was $43,575 (unaudited).

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

Note D: Shareholders' equity (deficit)

The preferred stock may be issued in series as determined by the Board of Directors. As required by law, each series must designate the number of share in the series and each share of a series must have identical rights of (1) dividend, (2) redemption, (3) rights in liquidation, (4) sinking fund provisions for the redemption of the share, (5) terms of conversion and (6) voting rights.

 VISTA EXPLORATION CORPORATION
 -----------------------------
 (Formerly Bail Corporation)
 (A Development Stage Company)

 Notes to Financial Statements
 -----------------------------

During April of 2001, the Company conducted a private placement offering of 5,000,000 shares of its no par value common stock for $.01 per share pursuant to an exemption from registration claimed under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Act"). The Company closed the offering after selling 3,300,000 (unaudited) shares. The Company received net proceeds of $22,813 (unaudited) after deducting offering costs totaling $10,187 (unaudited).

During June of 2001, the Company conducted a private placement offering of 800,000 shares of its no par value common stock for $.10 per share pursuant to an exemption from registration claimed under Rule 506 of Regulation D of the Act. The Company closed the offering after selling 750,000 (unaudited) shares. The Company received net proceeds of $64,813 (unaudited) after deducting offering costs totaling $10,187 (unaudited).

During June of 2001, the Company conducted a private placement offering of 1,000,000 shares of its no par value common stock for $.25 per share pursuant to an exemption from registration claimed under Rule 506 of Regulation D of the Act. The Company closed the offering after selling 360,000 (unaudited) shares. The Company received net proceeds of $79,812 (unaudited) after deducting offering costs totaling $10,188 (unaudited).

During December of 2001, the Company sold 250,000 shares of its no par value common stock for $.10 per share to one accredited investor without registering the shares under the Securities Act of 1933. This sale was made pursuant to
Section 4(2) and Rule 506 of Regulation D adopted under the Securities Act of 1933. The Company received net proceeds of $25,000 (unaudited).

                          VISTA EXPLORATION CORPORATION


                        1,440,000 Shares of Common Stock


                                ----------------
                                   PROSPECTUS
                                ----------------


                                  ______, 2002


You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Until ________, 2002 (25 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be requested to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - Information Not Required In Prospectus

Item 24.  Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation eliminate the personal liability of its directors to the Registrant or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Colorado law. The Colorado Business Corporation Act does not eliminate personal liability for monetary damages for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) voting for or assenting to a distribution in violation of Colorado law or the Registrant's Articles of Incorporation, or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit.

     The Registrant's Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its officers and directors to the extent permitted by Colorado law, which authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Colorado Business Corporation Act further provides that indemnification shall be provided if the party in question is wholly successful, on the merits or otherwise.

     There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

Item 25.  Other Expenses of Issuance and Distribution.

         The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

         Total Registration Fee under Securities Act of 1933           $90.00
         Printing and Engraving                                       $10,000*
         Accounting Fees and Expenses                                 $10,000*
         Legal Fees and Expenses                                      $50,000*
         Blue Sky Fees and Expenses (including related legal fees)     $3,000*
         Transfer Agent Fees                                           $1,000*
         Miscellaneous                                                 $6,000*

         Total                                                        $80,100*

* Estimated

Item 26.  Recent Sales of Unregistered Securities.

     Since its inception, the Registrant has sold securities which were not registered as follows:



           Date                                 Name                          No. of Shares              Consideration
           ----                                 ----                          -------------              -------------

(1) April 11, 1998           Corporate Management Services, Inc.*               1,000,000           Management services and
                                                                                                  organization costs of $500
(2) April 22, 1998 to        46 shareholders (listed under "Selling            5,000 each/               $50.00 each/
August 26, 1998              Security Holders")                               230,000 total              $2,300 total
(3) April 23, 2001           Jeffery P. Frazier                                 1,000,000                   $10,000
(4) April 23, 2001           Terrie L. Pham                                     1,000,000                   $10,000
(5) April 25, 2001           Gary J. Grieco                                     1,000,000                   $10,000
(6) April 30, 2001           3 shareholders                                   100,000 each/              $1,000 each/
                                                                              300,000 total              $3,000 total

                                                       II-1




(7) June 7, 2001             Gary J. Grieco                                      250,000                    $25,000
(8) June 7, 2001             Mallard Management Inc.                             250,000                    $25,000
(9) June 7, 2001             Harvey M. Burstein                                  250,000                    $25,000
(10) June 28, 2001           The Hedge Fund, LLC                                 360,000                    $90,000
(11) Dec. 1, 2001            U. S. Capital Growth Fund, L.L.C.                   250,000                    $25,000
                             (principal, Kevin Luetje)
(12) Jan. 14, 2002           Smania Francesco (Verona, Italy)                    100,000                    $15,000


(13) Jan. 14, 2002           Baciga Marino (Verona, Italy)                       100,000                    $15,000


* Mr. George Andrews, the sole officer and director of the Registrant until April of 2001, is the sole director and a 50% shareholder of Corporate Management Services, Inc. Mr. Andrews is also a selling security holder.



     The sales by the Registrant listed in lines (1) and (2) were made pursuant to Section 4(2) of the Securities Act of 1933. 23 of the purchasers listed in lines (1) and (2) were "accredited investors" as defined in Rule 501 of Regulation D and represented their status as such to the Registrant in writing. The sales by the Registrant listed in lines (3) through (13) were made pursuant to Section 4(2) and Rule 506 of Regulation D adopted under the Securities Act of 1933. All of the purchasers listed in lines (3) through (13) are "accredited investors" as defined in Rule 501 of Regulation D and represented their status as such to the Registrant in writing.

     No underwriter or selling or placement agent was involved in any of the transactions described in lines (1) through (11) above. A finders fee of approximately $1,500 was paid to a non-U.S. finder with respect to the overseas sales listed in lines (12) and (13).


     All of the individuals and/or entities listed above that purchased the unregistered securities were all known to the Registrant and its management through pre-existing business or personal relationships, as long standing business associates, friends, employees, relatives or members of the immediate family of management or other shareholders. All purchasers were provided access to the material information which they requested and all information necessary to verify such information, and were afforded access to management of the Registrant in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the Registrant.

Item 27.  Exhibits.





The following exhibits are filed as part of Registrant's Registration Statement on Form SB-2:




Exhibit
  No.                                               Description
-------                                             ------------
3.1           Articles of Incorporation (incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement
              on Form 10-SB filed with the Commission on September 13, 1999).
3.2           First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the
              Form 8-K filed August 16, 2001).
3.3           Bylaws (incorporated by reference to Exhibit 2.2 to Registrant's Registration Statement on Form 10-SB filed with the
              Commission on September 13, 1999).
3.4           Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).
5.1           Opinion of Ballard Spahr Andrews & Ingersoll, LLP**
10.1          Agreement for the Purchase of Common Stock dated as of February 27, 2001, and effective as of March 3, 2001, by and between Corporate Management Services, Inc., Bail Corporation and Charles A. Ross, Sr. (incorporated by reference herein to Exhibit 7.1 of the Form 8-K filed March 9, 2001).

                                                       II-2


10.2          Mutual Release dated as of April 30, 2001, between Bail Corporation and Corporate Management Services, Inc.
              (incorporated by reference herein to Exhibit 10.2 of the Registrant's 10-KSB for the period ended March 31, 2001).
10.3          Agreement dated June 22, 2001, between Bail Corporation, TCC Royalty Corp. and Austin Exploration L.L.C. regarding
              Shiloh Project / Cherokee Basin Coalbed Methane (incorporated by reference herein to Exhibit 10.3 of the Registrant's
              10-KSB for the period ended March 31, 2001).
10.4          Form of Oil and Gas Lease*
10.5          Employment Agreement dated as of April 1, 2002, between Vista Exploration Corporation and Charles A. Ross, Sr.**
23.1          Consent of Cordovano & Harvey, P.C.**
23.2          Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)**

----------------------------
* Previously filed.
** Filed herewith.


Item 28.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shawnee Mission, State of Kansas, on April 8, 2002.


                             VISTA EXPLORATION CORPORATION


                              By: /s/  Charles A. Ross, Sr.
                                 -----------------------------------------------
                                  Charles A. Ross, Sr., chief executive officer and principal financial and accounting officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                      Title                            Date
--------------------------------------------------------------------------------



/s/  Charles A. Ross, Sr.           Director                      April 8, 2002
-----------------------------
Charles A. Ross, Sr.



                          VISTA EXPLORATION CORPORATION

                        FORM SB-2 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

     The following exhibits are filed as part of Registrant's Registration
Statement on Form SB-2:

Exhibit
  No.                                               Description
--------                                            -----------


3.1           Articles of Incorporation (incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on
              Form 10-SB filed with the Commission on September 13, 1999).
3.2           First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the
              Form 8-K filed August 16, 2001).
3.3           Bylaws (incorporated by reference to Exhibit 2.2 to Registrant's Registration Statement on Form 10-SB filed with the
              Commission on September 13, 1999).
3.4           Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).
5.1           Opinion of Ballard Spahr Andrews & Ingersoll, LLP**
10.1          Agreement for the Purchase of Common Stock dated as of February 27, 2001, and effective as of March 3, 2001, by and between Corporate Management Services, Inc., Bail Corporation and Charles A. Ross, Sr. (incorporated by reference herein to Exhibit 7.1 of the Form 8-K filed March 9, 2001).
10.2          Mutual Release dated as of April 30, 2001, between Bail Corporation and Corporate Management Services, Inc.
              (incorporated by reference herein to Exhibit 10.2 of the Registrant's 10-KSB for the period ended March 31, 2001).
10.3          Agreement dated June 22, 2001, between Bail Corporation, TCC Royalty Corp. and Austin Exploration L.L.C. regarding
              Shiloh Project / Cherokee Basin Coalbed Methane (incorporated by reference herein to Exhibit 10.3 of the Registrant's
              10-KSB for the period ended March 31, 2001).
10.4          Form of Oil and Gas Lease*
10.5          Employment Agreement dated as of April 1, 2002, between Vista Exploration Corporation and Charles A. Ross, Sr.**
23.1          Consent of Cordovano & Harvey, P.C.**
23.2          Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)**



----------------------------
* Previously filed.
** Filed herewith.